EXHIBIT 2

Financial Report

for the financial year ended 30 June 2003

Table of Contents:

		Page No.
Statements of Financial Performance		2
Statements of Financial Position		4
Statements of Cash Flows		5
Directors’ Declaration		72
Independent Audit Report		73
Comparative Summary		74
Major Shareholders		75

Notes:

1.	Statement of Significant Accounting Policies	6
2.	Changes in accounting policy and changes in accounting estimates	9
3.	Revenue	10
4.	Operating Profit	11
5.	Income Tax	12
6.	Earnings Per Share	14
7.	Dividends	15
8.	Cash and deposits	15
9.	Receivables (Current)	15
10.	Inventories	16
11.	Other current assets	16
12.	Receivables (Non-Current)	16
13.	Other financial assets	16
14.	Property, plant and equipment	17
15.	Intangibles	21
16.	Other non-current assets	21
17.	Payables	21
18.	Interest-bearing liabilities	22
19.	Provisions	24
20.	Contributed equity	26
21.	Reserves and retained profits	28
22.	Equity reconciliations	29
23	Notes to the Statements of Cash Flows	30
24.	Additional Financial Instruments Disclosure	33
25.	Segmental Reporting	40
26.	Capital Expenditure Commitments	48
27.	Lease Commitments	48
28.	Auditors’ Remuneration	49
29.	Contingent Liabilities	49
30.	Deed of Cross Guarantee	50
31.	Particulars in Relation to Controlled Entities	52
32.	Equity Accounting Information	59
33.	Transactions with Related Parties	61
34.	Superannuation Commitments	66
35.	Remuneration of Directors and Executives	68
36.	Discontinuing operations	71

Statements of Financial Performance

for the financial year ended 30 June 2003

	Note	Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
Revenues from ordinary activities	3	5,840,095	5,110,420	3,756,328	1,208,899	854,595
Employee expense		(1,507,093)	(1,663,254)	(1,409,609)	(449,692)	(600,432)
Subcontractor expense		(254,266)	(403,637)	(405,754)	(73,542)	(88,103)
Purchases of materials and trading stocks		(2,207,366)	(991,327)	—	—	—
Change in inventories		26,777	(16,733)	—	—	—
Consumables expense		(332,284)	(460,479)	(400,017)	(61,835)	(88,640)
Marketing costs		(103,648)	(77,662)	(8,752)	(1,549)	(9,584)
Fleet operation and distribution costs		(85,589)	(152,302)	(107,313)	(9,195)	(23,368)
Occupancy costs		(123,645)	(80,902)	(64,349)	(21,757)	(25,200)
Depreciation and amortisation	4	(213,522)	(197,138)	(137,550)	(28,506)	(39,265)
Borrowing costs	4	(45,134)	(51,476)	(62,739)	(47,304)	(61,091)
Other expenses from ordinary activities		(1,386,399)	(807,630)	(919,869)	(1,214,469)	(42,489)

Cost recovery from controlled entities		—	—	—	106,399	98,263

Share of net profits / (losses) of associates accounted for using the equity method	32	510	(49)	416	—	—

Profit / (loss) from ordinary activities before income tax (expense) / benefit		(391,564)	207,831	240,792	(592,551)	(25,314)

Income tax (expense) / benefit	5	(61,025)	(30,616)	(75,342)	8,825	23,249

Net profit / (loss)		(452,589)	177,215	165,450	(583,726)	(2,065)

Net (profit) / loss attributable to outside equity interests	22	(3,574)	(3,604)	(3,888)	—	—

Net profit / (loss) attributable to members of Mayne Group Limited		(456,163)	173,611	161,562	(583,726)	(2,065)

The accompanying notes form part of this financial report

Statements of Financial Performance

for the financial year ended 30 June 2003

	Note	Consolidated						Parent Entity
		2003		2002		2001		2003	2002
		$’000		$’000		$’000		$’000	$’000
Net profit / (loss) attributable to members of Mayne Group Limited (brought forward)		(456,163)		173,611		161,562		(583,726)	(2,065)

Non-owner transaction changes in equity:

Net increase / (decrease) in asset revaluation reserve	21	—		8,204		—		—	338

Net (decrease) in retained profits on the initial adoption of revised AASB 1028 “Employee Benefits”		(1,736)		—		—		(457)	—

Net exchange difference on translation of financial statements of self-sustaining foreign operations	21	(30,739)		16,478		(8,152)		—	—

Total revenues, expenses and valuation adjustments attributable to members of Mayne Group Limited and recognised directly in equity		(32,475)		24,682		(8,152)		(457)	338

Total changes in equity from non-owner related transactions attributable to members of Mayne Group Limited	22	(488,638)		198,293		153,410		(584,183)	(1,727)

Basic earnings per share	6	(57.0	)c	24.6	c	40.7	c
Diluted earnings per share	6	(57.0	)c	24.5	c	40.6	c
Dividends per share	7	4.0	c	14.0	c	13.0	c

The accompanying notes form part of this financial report

Statements of Financial Position as at 30 June 2003

	Note	Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
Current Assets
Cash and deposits	8	255,192	425,623	139,625	224,731
Receivables	9	849,854	987,137	4,301,050	2,111,528
Inventories	10	381,576	402,828	6,048	8,676
Other current assets	11	67,565	32,781	29,724	14,036

Total Current Assets		1,554,187	1,848,369	4,476,447	2,358,971

Non-Current Assets
Deposits	8	675	41,998	—	41,026
Receivables	12	12,549	8,512	8,639	4,717
Investments accounted for using the equity method	32	8,506	8,382	—	—
Other financial assets	13	17,405	25,893	2,671,862	3,457,042
Property, plant & equipment	14	1,074,061	1,450,658	113,831	218,346
Intangibles	15	1,764,814	1,707,827	5,326	18,348
Deferred tax assets	16	198,300	232,142	81,368	85,157
Other	16	28,058	67,454	23,670	63,017

Total Non-Current Assets		3,104,368	3,542,866	2,904,696	3,887,653

Total Assets	25	4,658,555	5,391,235	7,381,143	6,246,624

Current Liabilities
Payables	17	613,757	681,513	103,477	118,922
Interest-bearing liabilities	18	69,619	5,773	3,882,427	1,849,559
Current tax liabilities	19	34,886	9,975	—	—
Provisions	19	321,643	317,439	85,579	141,357

Total Current Liabilities		1,039,905	1,014,700	4,071,483	2,109,838

Non-Current Liabilities
Payables	17	6,176	7,627	1,315	1,820
Interest-bearing liabilities	18	560,140	655,101	525,222	618,589
Deferred tax liabilities	19	41,333	71,194	4,660	5,550
Provisions	19	23,209	24,789	3,819	9,446

Total Non-Current Liabilities		630,858	758,711	535,016	635,405

Total Liabilities		1,670,763	1,773,411	4,606,499	2,745,243

Net Assets		2,987,792	3,617,824	2,774,644	3,501,381

Equity
Mayne Group Limited Interest
Contributed equity	20	3,292,514	3,403,284	3,292,514	3,403,284
Reserves	21	(30,377)	(2,766)	4,183	4,183
Retained profits	21	(278,665)	214,146	(522,053)	93,914

Total Mayne Group Limited Equity Interest		2,983,472	3,614,664	2,774,644	3,501,381

Outside equity interests	22	4,320	3,160	—	—

Total Equity		2,987,792	3,617,824	2,774,644	3,501,381

The accompanying notes form part of this financial report

Statements of Cash Flows

for the financial year ended 30 June 2003

	Note	Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
Cash Flows from Operating Activities

Cash receipts from customers		5,513,332	5,366,314	3,189,932	793,762	1,009,304
Cash payments to suppliers and employees		(5,266,079)	(5,066,071)	(3,016,620)	(847,208)	(1,072,616)
Dividends and trust distributions received		555	1,863	730	116,569	—
Interest received		14,556	32,566	17,410	50,451	20,416
Borrowing costs paid		(43,320)	(55,725)	(50,409)	(61,550)	(52,358)
Income taxes paid		(33,047)	(98,888)	(56,058)	(10,700)	(23,544)

Net operating cash flows	23	185,997	180,059	84,985	41,324	(118,798)

Cash Flows from Investing Activities
Proceeds on disposal of entities / business operations (net of cash disposed)		438,201	23,474	456,683	354,255	—
Payments for acquisition of entities (net of cash acquired)		(410,268)	(267,742)	(9,435)	—	(243,142)
Proceeds from sale of property, plant and equipment		9,202	89,161	19,098	10,673	4,146
Payments for property, plant and equipment		(163,366)	(174,952)	(145,077)	(37,066)	(86,611)
Proceeds from sale of investments		—	3,796	—	—	3,391
Payments for investments		(15,106)	(5,493)	(2,554)	—	—
Proceeds from loans repaid		209	678	2,865	(14,260)	—
Payments for loans		—	(968)	(2,422)	—	—
Payments for additional equity in controlled entities		—	(60,596)	(143)	(41,451)	(21,670)
Proceeds/(payments) for loans to controlled entities		—	—	—	(220,738)	713,598
Proceeds from sale of Faulding oral pharmaceutical business		—	1,312,257	—	—	—
Payments for amounts capitalised into goodwill		(23,318)	(73,821)	—	—	—

Net investing cash flows		(164,446)	845,794	319,015	51,413	369,712

Cash Flows from Financing Activities

Proceeds from issue of shares		20	9,823	206,465	20	9,823
Proceeds from borrowings		610,000	46,801	106,217	610,000	49
Repayments of borrowings		(550,000)	(1,094,091)	(231,757)	(550,000)	(292,354)
Finance lease principal		(9,020)	(9,139)	(7,737)	—	—
Payments for share buy-back		(131,959)	—	—	(131,758)	—
Dividends paid		(71,296)	(66,241)	(33,171)	(71,296)	(64,180)
Realised foreign exchange gains/(losses)		(27,077)	(60,042)	16,123	(28,182)	(87,713)

Net financing cash flows		(179,332)	(1,172,889)	56,140	(171,216)	(434,375)

Net increase/(decrease) in cash held		(157,781)	(147,036)	460,140	(78,479)	(183,461)
Cash at the beginning of the financial year		425,411	580,901	109,761	209,507	392,968
Effect of exchange rate changes on cash held		(12,438)	(8,454)	11,000	(538)	—

Cash at the end of the financial year	23	255,192	425,411	580,901	130,490	209,507

The accompanying notes form part of this financial report

Notes to financial statements for the financial year ended 30 June 2003

1.	Statement of Significant Accounting Policies

The significant policies which have been adopted in the preparation of this financial report are:

(a) Basis of preparation

The financial report, being a general purpose financial report, has been prepared in accordance with the following significant accounting policies which, except where there is a change in accounting policy which is separately disclosed, are generally consistent with previous years and which are also in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

The financial report has been prepared in accordance with conventional historical cost principles and has not been adjusted to take account of changing money values except to the extent that the revaluations of certain non-current assets partially reflect such changes.

(b) Financial Year

The 2003 and 2002 financial years comprised the years ended 30 June 2003 and 30 June 2002 compared to the 2001 financial year which comprised 52 weeks from 3 July 2000 through to 30 June 2001 . The accounts have been prepared in accordance with the versions of applicable Accounting Standards in force for financial years ending on 30 June.

From 1 July 2001 the consolidated entity has operated on financial years ending on 30 June.

(c) Reclassification of financial information

Segment reporting

Comparative segmental information has been reclassified to to apply to the segment disclosure the requirements of AASB 1042 “Discontinuing Operations”.

The consolidated entity operates predominantly in the following industries:

“Hospitals” comprises the mangement of stand alone and co-located private hospitals and public hospital management.

“Health Services” comprises pathology and diagnostic imaging services, the management of medical centres and the provision of distribution and retail management services to pharmacies.

“Pharmaceuticals” comprises the development, manufacture and distribution of injectible pharmaceuticals and of health and personal care products.

“Logistics” comprises warehousing and distribution, distribution fleet management, armoured cars, priority and specialised express freight, couriers and messengers. The logistics business were divested during the period and have been disclosed as discontinued.

“Unallocated” comprises expenditure which is not recovered from the operating businesses, cash deposits, investments, borrowings and tax balances not attributed to the operating businesses. There are no material inter-entity sales.

Provisions

Certain amounts classified in other creditors in the previous financial year have been reclassified to provisions as a result of the first time application of AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets”.

The amounts reclassified are as follows:

- $105,065,000 consolidated ($26,585,000 parent entity) reclassified from current other creditors to provisions

- $820,000 consolidated ($820,000 parent entity) reclassified from other non-current creditors to provisions.

(d) Revenue recognition

Sales revenue comprises revenue earned (net of discounts and allowances) from the provision of services by the Hospitals, Pathology, Diagnostic Imaging, Medical Centres, Pharmacy Services and Logistics businesses and from the sale of goods by the Phamaceuticals, Consumer Products and Pharmacy services businesses to entities outside the consolidated entity. Sales revenue is recognised when the service has been performed or when the consolidated entity has passed control of the goods to the buyer. Prepaid revenue for freight satchels and stickers (Logistics businesses) is deferred and recognised when the service has been completed using systems which monitor sales and service patterns.

Interest income is recognised as the interest accrues.

The gross proceeds of asset sales are recognised as revenue once control of the asset has passed to the purchaser and the profit or loss on disposal is also brought to account at this time.

Dividend income from controlled entities is brought to account in the parent entity at the time the dividends have been declared by the controlled entities. Dividend income from associated entities is brought to account at the time the dividends are received.

(e) Foreign Currency

Transactions:

Foreign currency transactions are translated to Australian currency at average rates approximating the rates of exchange applicable at the transaction dates and gains and losses have been brought to account in determining period income.

Amounts receivable and payable in foreign currencies at balance date have been translated at the rates of exchange ruling on that date.

Exchange differences relating to amounts receivable and payable in foreign currencies are brought to account as exchange gains or losses in the statement of financial performance in the financial year in which the exchange rates change.

Translation of the financial statements of overseas controlled entities:

Assets and liabilities of overseas controlled entities have been translated at the rates of exchange ruling at balance date.

The statements of financial performance have been translated at an average rate for the year. Exchange differences arising on translation of “self sustaining” foreign operations have been transferred to the Foreign Currency Translation Reserve on consolidation.

The balance of the Foreign Currency Translation Reserve relating to a controlled entity that is disposed of is transferred to retained earnings in the year of disposal.

Hedges:

Having regard to natural currency hedges, where foreign assets are offset against foreign liabilities, the Directors have, where prudent, entered into specific hedge transactions to protect the value of equity in and loans to overseas controlled entities. In accordance with the requirements of AASB 1012 - “Foreign Currency Translation” gains or losses resulting from these transactions relating to self-sustaining controlled entities have been transferred to the Exchange Fluctuation Reserve.

Where hedge transactions are designed to hedge the purchase or sale of goods or services, exchange differences arising up to the date of the purchase or sale, together with any costs or gains arising at the time of entering into the hedge, are deferred on balance sheet and included in the measurement of the purchase or sale.

Any exchange differences on the hedge transaction after the date of the purchase or sale are included in the statement of financial performance.

(f) Income Tax

Tax effect accounting is adopted in both the parent entity and consolidated entity financial statements. To the extent that timing differences occur between the time items are taken up in the financial statements and when they are taken into account for determination of taxable income, the related taxation liability or benefit calculated at current rates is disclosed in the financial statements as “Deferred Tax Liabilities” or “Deferred Tax Assets”. Future income tax benefits are not brought to account as deferred tax assets unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits relating to entities with tax losses are only brought to account when their realisation is virtually certain. The tax effect of capital losses are not recorded unless realisation is virtually certain.

Withholding tax payable on the distribution of profits from overseas investments is brought to account at the time dividends are proposed. Capital gains tax is provided in the statement of financial performance in the period in which an asset is sold.

When an asset is revalued capital gains tax is not provided at the time of revaluation unless it is known that the asset will eventually be sold.

(g) Inventory Valuation

Inventory held for internal use, inventory held for resale and raw materials have been valued at the lower of cost and net realisable value. Overheads directly related to production are included in calculating inventory costs. Work in progress has been valued using the percentage of completion method.

(h) Receivables

Trade debtors are generally to be settled within 30 days and are carried at amounts due. Other debtors are carried at amounts due. The collectibility of debts is assessed at balance date and specific provisions are made for any doubtful accounts. In addition a general provision is maintained.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

1.	Statement of Significant Accounting Policies (continued)

(i) Investments

The consolidated entity financial report is a consolidation of the financial statements of the parent entity (holding company) and all its controlled entities (subsidiaries) and equity consolidation of all of its associated entities.

The controlled entities have been determined in accordance with the definition in AASB 1024 “Consolidated Accounts”. AASB 1024 defines control as the capacity of an entity to dominate decision making, directly or indirectly, in relation to the financial and operating policies of another entity so as to enable the other entity to operate with it in achieving the objectives of the controlling entity.

The associated entities have been determined in accordance with AASB 1016 “Accounting for Investments in Associates”. This includes all associated entities over which the parent entity has the capacity to influence significantly the policies of that associate.

Outside interests in the equity and results of the entities that are controlled by the consolidated entity are shown as a separate item in the consolidated accounts.

All inter-entity transactions and balances have been eliminated on consolidation.

Accounts of foreign controlled entities prepared in accordance with foreign accounting principles are, for consolidation purposes, amended to conform with Australian generally accepted accounting principles.

(j) Property, Plant & Equipment

Acquisition:

Items of property, plant & equipment are recorded at cost and depreciated as outlined in Note 1(p).

Revaluations:

Land and buildings are independently revalued every three years to their fair values based on their highest and best use. In the intervening periods the fair values are reassessed in the light of prevailing trading conditions by reference to the present values of the net cash inflows generated by the operations using the land and buildings which can be attributed to these assets. These valuations are disclosed as Directors’ valuations.

No revaluations of land and buildings have taken into account the potential capital gains tax in relation to Australian assets.

Assets held for resale:

Items of property, plant & equipment held for resale are classified as Other Current Assets. These assets are carried at their fair values.

(k) Intangibles

Goodwill:

Purchased goodwill and goodwill on consolidation, representing the difference between the cost of investments in certain businesses and controlled entities and the fair value of the net assets acquired, have been reviewed by the directors to confirm that the current valuation is appropriate and systematically amortised against operating income over the period of time, not exceeding twenty years, during which benefits are expected to arise.

Brand names and licences and operating rights:

The brand names and licences, where applicable, have all been acquired with purchases of businesses or controlled entities. Acquired brands are only recognised where title is clear, brand earnings are separately identifiable and the brand could be sold separately from the rest of the business.

No annual amortisation is provided except where the end of the economic life of the acquired brand, licence or operating right can be foreseen and is limited by technical, commercial or legal factors. Depreciation rates range from 1% per annum to 50% per annum dependent upon the nature and useful life of the asset.

The value inherent in the brand names and licences is reliant on the ability to generate superior returns for the business. The consolidated entity has adopted a policy to review the useful life and recoverable amount on an annual basis in conjunction with a triennial independent valuation of each brand and licence.

The carrying value of each brand name and licence was independently assessed during the June 2003 financial year by Trowbridge Deloitte Limited. The valuation basis used involved the determination of a royalty by comparing the estimated discounted cash flows of the business to the estimated discounted cash flows specifically attributable to the brand name or licence, and then valuing this royalty stream.

(l) Capitalisation of Interest

Building projects:

To establish the costs of capital projects, interest is capitalised on capital projects during development. The interest is amortised over the estimated useful life of the relevant fixed asset. No interest was capitalised during the current year (2002 : Nil).

(m) Capitalisation of Leased Assets

Leases under which the consolidated entity assumes substantially all the risks and benefits of ownership are classified as finance leases. Other leases are classified as operating leases.

Finance lease assets and liabilities are capitalised in the financial statements. Assets and liabilities have been recorded at the present value of the minimum lease payments from the beginning of the lease term. Leased assets are amortised over the lease term, or over the expected life of the leased property. The lease liabilities have been classified between current and non-current amounts.

(n) Recoverable amounts of Non-Current Assets valued on a cost basis

The carrying amounts of non-current assets valued on a cost basis are reviewed to determine whether they are in excess of their recoverable amount at balance date. If the carrying value of a non-current asset exceeds its recoverable amount, the asset is written down to the lower amount. In assessing the recoverable amount the relevant estimated cash flows have been discounted to their present value.

(o) Deferred Expenditure

Material items of expenditure are deferred to the extent that future economic benefits can be measured reliably, are controlled by the consolidated entity, are recoverable out of future revenue, do not relate solely to revenue which has already been brought to account and will contribute to the future earning capacity of the consolidated entity.

Deferred expenditure is amortised over the period in which the related benefits are expected to be realised with a maximum of 5 years and is reviewed in accordance with the policy set out in Note 1(n).

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

1.	Statement of Significant Accounting Policies (continued)

(p) Depreciation and amortisation

Freehold Properties:

Depreciation of buildings on freehold land has been calculated on their fair value. Buildings are depreciated at 2.5% per annum.

Leasehold Improvements:

The fair values of leasehold improvements are amortised by equal annual charges over the unexpired lease periods.

Plant and Equipment:

Provision for depreciation of these assets is calculated by the straight line method at various rates appropriate to their estimated useful lives.

Depreciation rates range from 5% per annum to 33.3% per annum dependent upon the nature and useful life of the asset.

Leased Plant and Equipment:

Provision for depreciation of these assets is calculated by the straight line method at various rates appropriate to their estimated useful lives.

Depreciation rates range from 5% per annum to 33.3% per annum dependent upon the nature and useful life of the asset.

(q) Payables

Trade creditors are generally settled within 30 days and are carried at amounts payable. Other creditors are carried at amounts payable.

(r) Employee Entitlements

Wages, Salaries, Annual Leave and Sick Leave:

The provisions for employee entitlements to wages, salaries, annual leave and vesting sick leave represent the amount which the consolidated entity has a present obligation to pay resulting from employees’ services provided up to the balance date. The provisions have been calculated at undiscounted amounts based on wage and salary rates that the consolidated entity expects to pay as at reporting date and including related on-costs.

Long Service Leave:

The liability for employee entitlements to long service leave represents the present value of the estimated future cash outflows to be made by the employer resulting from employees’ services provided up to the balance date.

In determining the liability for employee entitlements, consideration has been given to future increases in wage and salary rates, and the consolidated entity’s experience with staff departures. Related on-costs have also been included in the liability.

Superannuation Funds:

The consolidated entity contributes to several superannuation funds. Contributions are charged against income as they are made.

Executive Share Option Plan:

The parent entity granted options to certain employees under an executive share option plan. Other than the costs incurred in administering the scheme, which are expensed as incurred, the consolidated entity has not recognised an expense associated with the scheme.

Employee Share Acquisition Plan:

During the 1998/1999 financial year the consolidated entity granted shares to certain employees under an employee share acquisition plan. An interest free loan has been advanced to employees under this scheme. The loan is carried in the accounts at its recoverable amount. The costs incurred in administering the scheme and the cost of any write down of the loan to employees to its recoverable amount are an expense to the consolidated entity.

During the prior financial year eligible employees were invited to purchase approximately $1,000 of Mayne Group ordinary shares at a purchase price of 1 cent per share. Other than the costs incurred in administering the scheme, which were expensed as incurred,the consolidated entity has not recognised an expense associated with the scheme.

(s) Provisions

A provision is recognised when a legal or constructive obligation exists as a result of a past event and it is probable that this will result in an outflow of economic benefits.

Where the effect is material, provisions are determined by discounting the expected future cash flows at a rate that reflects the time value of money and the risks specific to the liability.

Restructuring:

A provision for restructuring is recognised at acquisition where there is a demonstrable commitment and a detailed plan such that there is little or no discretion to avoid the payments and the amounts can be reliably estimated. Such provisions relate only to costs associated with the acquired entity.

Other provisions for restructuring are recognised when a detailed plan has been approved and the restructure has commenced or been publicly announced.

Acquisitions:

Provisions are raised at acquisition for redundancies, contractual arrangements and claims liabilities.

Onerous contracts:

Provision is made where the consolidated entity is party to onerous contracts.

Surplus leased premises:

Provisions are made in circumstances where the consolidated entity has entered into non-cancellable operating leases for premises which have either been vacated or have been sub-let at lower rentals than the consolidated entity is paying.

Self insured workers compensation:

Australian businesses provide for self insured workers compensation under licencing conditions of the respective States. The provisions are based on independent actuarial assessments of claims liabilities and IBNR factors.

(t) Derivatives

The consolidated entity is exposed to changes in interest rates and foreign exchange rates from its activities. To hedge these exposures the consolidated entity uses derivative financial instruments, including interest rate swaps, cross currency interest rate swaps, foreign exchange swaps and interest rate options. The consolidated entity does not enter, hold or issue derivative financial instruments for trading purposes. Controls have been put in place to monitor compliance with consolidated entity policy. Derivative financial instruments that are designated as hedges and are effective as hedges of underlying exposures are accounted for on the same basis as the underlying exposure.

Interest Rate Swaps:

Interest payments and receipts under interest rate swap contracts are recognised on an accruals basis in the statement of financial performance as an adjustment to interest expense during the period.

Cross Currency Interest Rate Swaps:

Interest payments and receipts under cross currency interest rate swap contracts are recognised on an accruals basis in the statement of financial performance as an adjustment to interest expense during the period. The accounting for principal amounts is set out in Note 1 (e).

Foreign Exchange Derivatives:

The net receivable or payable under foreign exchange swaps and forward contracts is recorded on the statement of financial position from the date of entering into the derivative. When recognised, the net receivable or payable is revalued using the exchange rate current at reporting date.

Interest Rate Options:

Interest rate options are used to hedge interest rate exposures. The premiums paid on interest rate options and any realised gains or losses on exercise are included in other assets and are amortised to interest expense over the terms of the agreements.

(u) Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST) , except where the GST is not recoverable from the Australian Tax Office (ATO), when it is recognised as part of the cost of acquisition of an asset or as part of an expense.

Receivables and payables are stated with the amount of GST included. The net amount recoverable from or payable to the ATO is included as a current asset or a current liability in the statement of financial position. Cash flows are included in the statement of cash flows on a gross of GST basis. GST components of investing and financing cash flows recoverable from or payable to the ATO are classified as operating cash flows.

(v) Use of estimates

The preparation of the consolidated financial report in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial report and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(w) Nature of operations

The consolidated entity operates substantial businesses in four core service industries: Hospitals, Health Services, Pharmaceuticals and Logistics. Hospitals comprises the management of stand alone and co-located private hospitals as well as public hospital management. The Hospital division operates predominantly in Australia along with operations in Indonesia. Health Services include pathology and diagnostic imaging services, medical centres and the provision of distribution and retail management services to pharmacies. Health Services operations are solely in Australia. Pharmaceuticals includes the development, manufacture and distribution of injectable pharmaceuticals and of health and personal care products. Pharmaceuticals operates in Australia, North America and Europe. Logistics services included time-critical express, contract logistics and cash logistics. Logistics businesses operated predominantly in Australia and Canada.These logistics businesses were divested during the current year. Logistics businesses in the United Kingdom were divested during the year ended 30 June 2001.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

2.	Changes in accounting policy and changes in accounting estimates

Changes in accounting policy:

(a) Provisions and contingent liabilities

The consolidated entity has applied AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets” for the first time from 1 July 2002.

Dividends are now recognised at the time they are declared, determined or publicly recommended. Previously, dividends were recognised in the financial period to which they related, even though the dividends were announced after the end of that period.

Had this change always been applied the impact on the consolidated financial statement of financial position would have been:

30 June 2002
Increase in retained profits	$64,783,000
Decrese in provision for dividends	$64,783,000

There was no impact on profit or loss for the financial year ended 30 June 2003.

(b) Employee benefits

The consolidated entity has applied the revised AASB 1028 “Employee Benefits” for the first time from 1 July 2002.

The liability for wages and salaries, annual leave, sick leave and rostered days off is now calculated using the remuneration rates that the Company expects to pay as at each reporting date, not wage and salary rates current at reporting date.

The initial adjustments to the consolidated financial report as at 1 July 2002 as a result of this change are:

$ 2,476,000 increase in provision for employee benefits

$ 1,736,000 decrease in opening retained profits

$ 740,000 increase in deferred tax assets

Changes in accounting estimates:

(a) Recoverable amount of non-current assets

Determination of the fair values of freehold land and buildings carried at fair value under AASB 1041 “Revaluation of Non-Current Assets” and the recoverable amounts of non-current assets carried at cost under AASB 1010 “Recoverable Amount of Non-Current Assets” have been based on estimated net cash flows that have been discounted to their present value.

In previous periods the recoverable amount was estimated based on undiscounted cash flows. The impact of this revision in accounting estimate is disclosed in Note 4(b).

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Consolidated			Parent Entity
		Note	2003	2002	2001	2003	2002
			$’000	$’000	$’000	$’000	$’000
3.	Revenue

	Revenue from operating activities:

	Sales Revenue
	- Revenue from services		2,594,913	3,085,707	3,158,663	559,795	827,786
	- Revenue from sale of goods		2,599,597	1,906,250	—	—	—

			5,194,510	4,991,957	3,158,663	559,795	827,786

	Other Revenue
	Dividends received
	- controlled entities		—	—	—	116,569	—
	- other persons		—	1,003	25	—	—

	Interest received
	- controlled entities		—	—	—	35,824	1,824
	- other associated entities		11	15	13	—	—
	- other persons		12,009	31,899	20,363	8,472	17,522

	Revenue from outside operating activities:

	Proceeds on sale of non-current assets
	- property, plant and equipment		59,476	17,186	23,615	27,775	4,649
	- investments		11,103	—	—	—	—
	- businesses and controlled entities		496,048	4,551	553,649	460,450	—

	Other income		66,938	63,809	—	14	2,814

			5,840,095	5,110,420	3,756,328	1,208,899	854,595

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
4.	Profit/(loss) from ordinary activities before income tax expense

	(a) Profit/(Loss) from ordinary activities before income tax expense includes the following specific net gains and expenses:

	Cost of goods sold	(2,190,788)	(1,583,979)	—	—	—

	Borrowing costs:
	- Controlled Entities	—	—	—	(12,260)	(15,315)
	- Other persons	(41,504)	(50,904)	(60,379)	(35,044)	(45,773)
	- Finance leases	(3,630)	(572)	(2,360)	—	(3)

		(45,134)	(51,476)	(62,739)	(47,304)	(61,091)

	Amortisation and depreciation of:
	- Goodwill	(89,311)	(66,912)	(26,694)	(1,285)	(2,575)
	- Licences and operating rights	(2,838)	(1,421)	—	(922)	(284)
	- Freehold buildings	(18,672)	(17,216)	(15,157)	(302)	(511)
	- Leasehold improvements	(9,891)	(5,232)	(4,718)	(7,641)	(3,174)
	- Plant and equipment	(83,324)	(100,708)	(81,729)	(18,219)	(32,530)
	- Leased plant and equipment	(7,970)	(4,552)	(8,024)	(45)	(97)
	- Deferred expenditure	(1,516)	(1,097)	(1,228)	(92)	(94)

		(213,522)	(197,138)	(137,550)	(28,506)	(39,265)

	Bad and doubtful debts expense	(13,237)	(6,133)	(5,989)	(5,823)	(623)
	Net gain on sale of property, plant & equipment	—	7,564	3,898	—	1,717
	Net loss on sale of property, plant & equipment	(9,002)	(2,275)	(540)	(8,480)	(1,269)
	Net gain on sale of investments	620	3,796	224,994	—	3,391
	Net loss on sale of investments	—	—	(23,922)	—	—
	Provision for employee benefits	(109,326)	(100,608)	(84,272)	(28,751)	(34,431)
	Operating lease rentals:
	- Property	(85,817)	(66,912)	(75,763)	(23,290)	(26,221)
	- Plant and equipment	(52,709)	(34,606)	(73,947)	(14,563)	(8,312)
	Realised foreign exchange gains/(losses)	—	(9)	25	(23,463)	(90,524)
	Unrealised foreign exchange gains/(losses)	—	(161)	35	99,951	124,695

	(b) Individually significant items included in profit/(loss) from ordinary activities before income tax expense:

	Realised exchange gains/(losses)	—	—	—	(23,330)	(90,500)
	Unrealised exchange gains/(losses)	—	—	—	99,819	124,940
	Cost of investments in Logistics, Consumer and Hospitals businesses divested	(477,240)	—	(328,773)	(643,894)	—
	Closure and sale of Consumer businesses	(13,658)	—	—	(12,843)	—
	Write down and sale of Hospital businesses	(94,068)	—	—	(41,239)	—
	Write down of IT assets	(34,774)	—	—	(15,201)	—
	Product recall	(48,635)	—	—	(11,589)	—
	Loss on disposal of Australian ports business	—	—	(23,922)	—	—
	Revision of estimates on provisions and contingencies	—	—	(33,487)	—	—
	Restructuring expense	(12,585)	(26,843)	(76,112)	(2,550)	(15,940)
	Rebranding expense	—	—	(19,402)	—	—
	Loss on debt forgiveness	—	—	—	(28,904)	—
	Write down of non-current assets to their estimated recoverable amount	(350,000)	—	—	(459,752)	—

	Total significant expense items	(1,030,960)	(26,843)	(481,696)	(1,139,483)	18,500
	Proceeds from sale of Logistics, Consumer and Hospitals businesses divested	496,048	4,551	553,649	460,450	—

		(534,912)	(22,292)	71,953	(679,033)	18,500

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
5.	Taxation

	The prima facie tax on profit/(loss) from ordinary activities differs from the income tax provided in the financial statements and is reconciled as follows:

	Prima facie income tax expense calculated at 30% (2002 30%; 2001 34%) on the profit from ordinary activities	(117,469)	62,349	81,869	(177,765)	(7,594)

	From which is deducted the tax effect of:
	Dividend income	1,172	—	(231)	(33,449)	—
	Under/(over) provision in prior year for continuing businesses	1,357	3,747	(3,628)	206	6,947
	Utilisation of prior year tax losses	(911)	(1,397)	(662)	(420)	—
	Capital allowances	(4,815)	(4,403)	(5,239)	(929)	(945)
	Recognition of tax losses	—	(2,096)	(4,461)	—	(419)
	Non taxable capital profits	—	(1,367)	(142)	—	(1,017)
	Non taxable exchange gains	(14)	—	(1,102)	(14)	—
	Recognition of future tax benefit on fixed assets	—	(2,599)	—	—	(906)
	Employee share acquisition plan	—	(4,039)	—	—	(4,039)
	Tax deduction on capitalised expenditure	(1,718)	(1,476)	—	—	(570)
	Research and development	(1,422)	(1,273)	—	—	—
	Non-assessable income	—	(3,381)	—	—	—
	Impairment provision release	(628)	(1,664)	—	(475)	(1,664)
	Other variations	1,796	(4,574)	(2,643)	(20)	(656)

	Individually significant items
	- Prior year overprovision - Europe Express sale	—	(39,831)	—	—	—
	- Tax benefit on prior year losses brought to account	—	—	(5,800)	—	—
	- Non taxable capital profits - UK Express sale	—	—	(3,158)	—	—
	- Overseas income tax rate difference - UK Express sale	—	—	(8,979)	—	—
	- Non taxable exchange gains on foreign borrowings	—	—	—	(15,932)	(30,116)
	- Other variations	(565)	—	—	430	—

		(123,217)	(2,004)	45,824	(228,368)	(40,979)

	To which is added the tax effect of:
	Non-deductible depreciation/amortisation	33,134	20,566	15,277	1,751	989
	Non-deductible expenditure	5,886	6,047	3,443	480	2,404
	Overseas income tax rate differences	4,536	2,895	(573)	—	—
	Withholding tax paid	—	—	218	5,217	—
	Current year losses on which no tax benefit has been recognised	2,288	1,921	—	—	—
	Share of net (profits)/losses of associated entities	(153)	276	98	—	—

	Individually significant items
	- Restatement of deferred tax balances at new rates	—	—	5,321	—	—
	- Non deductible expenditure - disposal of logistics businesses	(2,157)	—	—	35,602	—
	- Non deductible expenditure - disposal of hospitals business	5,425	—	—	(3,957)	—
	- Non deductible expenditure - disposal and closure of consumer businesses	30	—	—	3,853	—
	- Non deductible expenditure - product recall	120	—	—	—	—
	- Non deductible expenditure restructure / rebranding	133	506	858	—	506
	- Non deductible loss on debt forgiveness	—	—	—	8,671	8,465
	- Non-deductible exchange losses on foreign borrowings	—	—	—	—	5,366
	- Non deductible expenditure - disposal of Australian Ports business	—	—	4,876	—	—
	- Tax losses not carried forward as a future income tax benefit	30,000	—	—	30,000	—
	- Non deductible expenditure - timing differences not recognised	105,000	—	—	137,926	—
	- Non-deductible write down of other assets	—	409	—	—	—

	Income tax expense/(benefit) attributable to profit/(loss) from ordinary activities	61,025	30,616	75,342	(8,825)	(23,249)

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
5.	Taxation (continued)

	Benefit for Tax Losses incurred

	(a) Benefit Recognised

	Included in the balance shown for deferred tax asset in Note 16 are the following amounts in respect of tax losses (revenue and capital) which have been tax effected for accounting purposes:
	Revenue losses	41,501	46,300	9,928	50,268	—
	Capital losses	7,944	8,786	11,460	7,066	3,332

	Included in deferred tax asset	49,445	55,086	21,388	57,334	3,332

	(b) Benefit Not Recognised

	The potential future income tax benefit in controlled entities arising from tax losses (revenue and capital) not recognised as an asset because recovery is not virtually certain is estimated at:
	Revenue losses	33,978	3,208	764	30,000	—
	Capital losses	98,749	7,542	2,525	92,108	—

		132,727	10,750	3,289	122,108	—

This benefit for tax losses will only be obtained if:

(i)	the relevant company derives future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the losses to be realised or the benefit can be utilised by another company in the economic entity;

(ii)	the relevant company and/or consolidated entity continues to comply with conditions for deductibility imposed by tax legislation; and

(iii)	no changes in tax legislation adversely affect the relevant company and/or consolidated entity in realising the benefit from the deductions for the losses.

Future income tax benefits relating to tax losses:

As a consequence of the substantive enactment of the Tax Consolidation legislation by the Australian parliament and since the consolidated tax group within the consolidated entity had not notified the Australian Taxation office as at the date of this report of the implementation date for tax consolidation, the consolidated entity has applied UIG 39 “Effect of Proposed Tax Consolidation Legislation on Deferred Tax Balances”. There was no impact on the Company’s future income tax benefits as at 30 June 2003.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated
		2003		2002		2001
6.	Earnings per Share

	Basic earnings per share:

	Profit and loss from ordinary activities	(57.0	)c	24.6	c	40.7	c

	Before significant items	7.1	c	21.3	c	26.8	c

	Fully diluted earnings per share:

	Profit and loss from ordinary activities	(57.0	)c	24.5	c	40.6	c

	Before significant items	7.1	c	21.2	c	26.7	c

		$’000		$’000		$’000
	Reconciliation of earnings used in calculation of basic and fully diluted earnings per share before and after significant items:

	Profit after tax and outside equity interests before significant items	56,826		150,299		106,405

	Significant items after tax	(512,989)		23,312		55,157

	Profit and loss from ordinary activities after significant items	(456,163)		173,611		161,562

		NUMBER OF SHARES
	Reconciliation of weighted average number of shares used in the calculation of earnings per share:

	Weighted average number of ordinary shares used	799,835,032		706,627,202		397,146,527

	Add: Effect of of potential conversion to ordinary shares under the executive options scheme	—		1,234,919		777,137

	Weighted average number of shares used in calculation of diluted earnings per share	799,835,032		707,862,121		397,923,664

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
7.	Dividends

	Over/(under) provision from prior period	131	(121)	—	131	(121)

	Interim ordinary paid 31 March 2003 4.0c (0.0% franked Class C, 30%)
	(2002-paid 28 March 2002 6.0c (100% franked Class C, 30%)
	(2001-paid 30 March 2001 6.0c (100% franked Class C, 34%)	(31,915)	(48,514)	(26,370)	(31,915)	(48,514)

	Final ordinary dividend paid
	(2002-paid 30 September 2002 8.0c 40% franked Class C, 30%)
	(2001-paid 28 September 2001 7.0c 100% franked Class C, 30%)	—	(64,783)	(30,980)	—	(64,783)

		(31,784)	(113,418)	(57,350)	(31,784)	(113,418)

	Dividend franking account:

	Balance of franking accounts in the Parent Entity adjusted for franking credits which will arise from the payment of income tax provided for in the financial statements, and after deducting franking credits to be used in payment of the above dividends.

	30% franking credits				nil	nil

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
8.	Cash and Deposits

	Current
	Cash on hand and at banks	103,837	119,927	4,125	98
	Loans and deposits	151,355	305,696	135,500	224,633

		255,192	425,623	139,625	224,731

	Loans and deposits are denominated in the following currencies:
	Australian Dollars	144,541	231,977	135,500	224,633
	United States Dollars	1,919	3,281	—	—
	Canadian Dollars	—	65,736	—	—
	Malaysian Ringgit	—	3,532	—	—
	Indonesian Rupiah	4,895	1,170	—	—

		151,355	305,696	135,500	224,633

	Weighted average interest rates	4.83%	4.22%	4.75%	4.84%

	Non - Current
	Loans and deposits	675	41,998	—	41,026

	Loans and deposits are denominated in the following currencies:
	Australian Dollars	—	41,026	—	41,026
	United States Dollars	675	788	—	—
	Fijian Dollars	—	184	—	—

		675	41,998	—	41,026

	Weighted average interest rates	1.07%	8.29%	—	8.42%

9.	Receivables (Current)
	Trade debtors	687,037	789,730	56,141	113,512
	Provision for doubtful debts	(36,651)	(30,237)	(2,512)	(2,709)

		650,386	759,493	53,629	110,803
	Other debtors	199,468	222,249	116,990	35,459
	Loan to director	—	5,395	—	5,395
	Amounts owing by controlled entities	—	—	4,130,431	1,959,871

		849,854	987,137	4,301,050	2,111,528

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
10.	Inventories

	Raw materials and stores at cost	92,350	75,088	6,048	8,676
	Work in progress at cost	21,218	16,972	—	—
	Finished goods at cost	274,550	299,799	—	—
	Finished goods at net realisable value	—	10,969	—	—
	Provision for diminuition in value	(6,542)	—	—	—

	Total Inventories	381,576	402,828	6,048	8,676

11.	Other Current Assets

	Prepayments	32,254	32,781	9,824	14,036
	Assets held for resale	35,311	—	19,900	—

		67,565	32,781	29,724	14,036

12.	Receivables (Non-Current)

	Loans to directors and executives	2,058	2,183	2,058	2,183
	Loan to Employees re Share Acquisition Plan	6,120	6,329	—	—
	Loan to controlled entity	—	—	2,210	2,534
	Loan to other entity	4,371	—	4,371	—

		12,549	8,512	8,639	4,717

13.	Other Financial Assets

	Investment in controlled entities

	Not quoted on prescribed Stock Exchanges:
	- Shares at recoverable amount	—	—	2,599,665	—
	- Shares at cost	—	—	—	3,362,926
	- Shares at 1981 directors’ valuation (c)	—	—	—	7,050
	- Units at cost	—	—	72,197	72,197

		—	—	2,671,862	3,442,173

	Investments in other entities(a) (b)

	Quoted on prescribed Stock Exchanges:

	- Shares at market value	4	4	—	—

	- Shares at cost	4	4	—	—

	Not quoted on prescribed Stock Exchanges:
	- Shares at cost	15,001	22,796	—	14,230
	- Loans at cost	—	693	—	639
	Interest in partnership at cost	2,400	2,400	—	—

		17,405	25,893	—	14,869

	Total Other Financial Assets	17,405	25,893	2,671,862	3,457,042

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
13.	Other financial assets (continued)

	(a) Other financial assets are denominated in the following currencies:
	Australian Dollars	17,405	25,893	2,671,862	3,457,042

	(b) Non interest bearing	17,405	25,893	2,671,862	3,457,042

	(c) Investments at 1981 Directors’ valuations were not part of a regular revaluation and were revalued on the basis of net asset values.

14.	Property, Plant and Equipment

	Freehold land and buildings
	At 2003 Directors’ valuation	667,607	—	—	—
	At 2002 Directors’ valuation	—	854,017	—	18,474

	Total at valuation	667,607	854,017	—	18,474

	Provision for depreciation of buildings on freehold land
	At 2003 Directors’ valuation	(46,489)	—	—	—
	At 2002 Directors’ valuation	—	(10,115)	—	(58)

	Total provision for depreciation	(46,489)	(10,115)	—	(58)

	Freehold land and buildings written down value
	At 2003 Directors’ valuation	621,118	—	—	—
	At 2002 Directors’ valuation	—	843,902	—	18,416

	Total written down value	621,118	843,902	—	18,416

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
14.	Property, Plant and Equipment (continued)

	Leasehold improvements
	At 2003 Directors’ valuation	202,131	—	86,241	—
	At 2002 Directors’ valuation	—	138,803	—	119,308

	Total at valuation	202,131	138,803	86,241	119,308

	Provision for amortisation of leasehold improvements
	At 2003 Directors’ valuation	(141,296)	—	(39,393)	—
	At 2002 Directors’ valuation	—	(71,494)	—	(63,482)

	Total provision for amortisation	(141,296)	(71,494)	(39,393)	(63,482)

	Leasehold improvements written down value
	At 2003 Directors’ valuation	60,835	—	46,848	—
	At 2002 Directors’ valuation	—	67,309	—	55,826

	Total written down value	60,835	67,309	46,848	55,826

	Plant and equipment
	At cost	783,134	869,133	97,228	319,158
	Provision for depreciation	(501,459)	(482,688)	(58,120)	(211,310)

	Written down value	281,675	386,445	39,108	107,848

	Assets under construction
	At cost	77,160	122,307	27,832	35,710

	Leased plant and equipment
	At capitalised cost	70,908	48,993	88	800
	Provision for amortisation	(37,635)	(18,298)	(45)	(254)

	Written down value	33,273	30,695	43	546

	Total property, plant and equipment written down value	1,074,061	1,450,658	113,831	218,346

(a)	Revaluation of properties

In the 2001/02 financial year, in accordance with the consolidated entity’s policy of triennial revaluations, certain freehold and long term leasehold land and buildings (including integral plant) owned by Mayne Group Limited and its controlled entities were independently valued. The carrying values of the properties were written up or down in the respective accounts in accordance with those valuations.

Properties were valued on the basis of the open market value of the properties based on their highest and best use.

The carrying values of freehold and long term leasehold land and buildings (including integral plant) at 2002 Directors’ valuation are managements’ assessment based on these independent valuations.

The consolidated entity adopted AASB 1041 “ Revaluation of Non-Current Assets” from 3 July 2000 and elected to continue to carry freehold and long term leasehold land and buildings at their fair values. AASB 1041 requires assessment of the fair values at each balance date. Because independent valuations are not performed at each balance date, the fair values in the intervening periods are disclosed as “at Directors’ valuation”, even where the carrying values are still the same as at the last independent valuation. Fair values at balance date were assessed by reference to the discounted cash flows attributable to the relevant cash generating unit. During the current financial year freehold land and buildings were written down by $144.935 million based on expected discounted cash flows.

(b)	Recoverable amounts of non-current assets

Included in assets under construction are capitalised costs relating to software development of core information technology systems. In assessing the recoverable amount of these non current assets regard has been made to the planned capital expenditure required to complete the project relative to the future benefits to the business which are expected to be derived from these core systems.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

14.	Property, Plant and Equipment (continued)

Reconciliations of the carrying amounts for each class of property, plant and equipment are set out below:

	Freehold land and buildings	Leasehold improvements	Plant and equipment	Assets under construction	Leased plant and equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Consolidated - 2003
Carrying amount at the start of the year	843,902	67,309	386,445	122,307	30,695	1,450,658
Additions	7,585	1,710	70,544	86,847	2,234	168,920
Transfers	13,039	2,703	55,267	(71,255)	246	—
Disposals	(75,337)	(1,463)	(141,144)	(60,152)	(1,141)	(279,237)
Additions through acquisitions of entities	1,617	468	—	—	9,209	11,294
Revaluation increments / (decrements)	—	—	—	—	—	—
Write down to recoverable amounts	(144,935)	—	—	—	—	(144,935)
Depreciation / amortisation expense	(18,672)	(9,891)	(83,324)	—	(7,970)	(119,857)
Foreign currency exchange differences	(6,081)	(1)	(6,113)	(587)	—	(12,782)

Carrying amount at the end of the year	621,118	60,835	281,675	77,160	33,273	1,074,061

	Freehold land and buildings	Leasehold improvements	Plant and equipment	Assets under construction	Leased plant and equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Consolidated - 2002
Carrying amount at the start of the year	777,625	63,855	259,218	58,010	19,555	1,178,263
Additions	1,317	5,761	112,813	50,732	2,171	172,794
Transfers	179	3,755	43,256	(47,190)	—	—
Disposals	(3,837)	(154)	(4,586)	(2,771)	(549)	(11,897)
Additions through acquisitions of entities	72,360	—	87,600	63,966	14,063	237,989
Revaluation increments	8,777	(573)	—	—	—	8,204
Write down to recoverable amounts	—	—	—	—	—	—
Depreciation / amortisation expense	(17,216)	(5,232)	(100,708)	—	(4,552)	(127,708)
Foreign currency exchange differences	4,697	(103)	(11,148)	(440)	7	(6,987)

Carrying amount at the end of the year	843,902	67,309	386,445	122,307	30,695	1,450,658

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

14.	Property, Plant and Equipment (continued)

	Reconciliations of the carrying amounts for each class of property, plant and equipment are set out below:

		Freehold land and buildings	Leasehold improvements	Plant and equipment	Assets under construction	Leased plant and equipment	Total
		$’000	$’000	$’000	$’000	$’000	$’000
	Parent entity - 2003
	Carrying amount at the start of the year	18,416	55,826	107,848	35,710	546	218,346
	Additions	—	416	10,542	26,108	—	37,066
	Transfers	(2,660)	868	17,961	(16,169)	—	—
	Disposals	(15,454)	(3,333)	(79,024)	(17,817)	(458)	(116,086)
	Additions through acquisitions of entities	—	712	—	—	—	712
	Revaluation increments / (decrements)	—	—	—	—	—	—
	Write down to recoverable amounts	—	—	—	—	—	—
	Depreciation / amortisation expense	(302)	(7,641)	(18,219)	—	(45)	(26,207)

	Carrying amount at the end of the year	—	46,848	39,108	27,832	43	113,831

		Freehold land and buildings	Leasehold improvements	Plant and equipment	Assets under construction	Leased plant and equipment	Total
		$’000	$’000	$’000	$’000	$’000	$’000
	Parent entity - 2002
	Carrying amount at the start of the year	18,839	54,636	70,899	24,846	—	169,220
	Additions	—	4,107	50,111	34,442	643	89,303
	Transfers	17	864	21,227	(22,108)	—	—
	Disposals	(840)	(34)	(1,859)	(1,470)	—	(4,203)
	Additions through acquisitions of entities	—	—	—	—	—	—
	Revaluation increments	911	(573)	—	—	—	338
	Write down to recoverable amounts	—	—	—	—	—	—
	Depreciation / amortisation expense	(511)	(3,174)	(32,530)	—	(97)	(36,312)

	Carrying amount at the end of the year	18,416	55,826	107,848	35,710	546	218,346

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
15.	Intangibles

	Goodwill at cost	1,577,916	1,613,676	—	40,200
	Provision for amortisation	(177,139)	(156,407)	—	(24,200)

	Written down value	1,400,777	1,457,269	—	16,000
	Brand names at cost	99,345	108,492	—	—
	Licences at cost	271,022	143,484	6,496	2,629
	Provision for amortisation	(6,330)	(1,418)	(1,170)	(281)

	Written down value	264,692	142,066	5,326	2,348

	Total intangibles written down value	1,764,814	1,707,827	5,326	18,348

	Recoverable amount of intangible assets

	During the year goodwill was written down by $125.065 million relating to Hospitals and by $80.0 million relating to Pharmacy businesses, to reflect their estimated recoverable amounts.

16.	Other Non-current Assets

	Deferred tax asset	198,300	232,142	81,368	85,157

	Deferred expenditure	5,965	6,607	1,089	2,736
	Provision for amortisation	(1,813)	(2,302)	(267)	(189)

	Written down value	4,152	4,305	822	2,547

	Cross currency swap principal	22,793	60,015	22,793	60,015
	Other	1,113	3,134	55	455

	Total other non-current assets	28,058	67,454	23,670	63,017

	Recoverable amount of deferred tax assets

	During the year deferred tax assets were written down by $30.0 million to their estimated recoverable amounts.

17.	Payables

	Current
	Trade creditors	348,501	386,952	10,017	16,287
	Other creditors	265,256	294,561	93,460	102,635

		613,757	681,513	103,477	118,922

	Non-current
	Other	6,176	7,627	1,315	1,820

		6,176	7,627	1,315	1,820

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
18.	Interest-bearing liabilities

	Current
	Bank overdrafts (unsecured - (a))	—	197	9,135	15,224
	Bank term loans (unsecured - (a))	60,152	2,426	60,000	—
	Other borrowings (unsecured - (a))	—	68	—	68
	Lease liabilities (a)	9,467	3,082	240	69
	Amounts owing to controlled entities	—	—	3,813,052	1,834,198

		69,619	5,773	3,882,427	1,849,559

	(a) Current interest-bearing liabilities are denominated in the following currencies:

	Australian Dollars	69,558	3,357	69,375	15,361
	Indonesian Rupiah	—	2,351	—	—
	Thai Baht	61	65	—	—

		69,619	5,773	69,375	15,361

	Non-current
	United States dollar denominated bonds (unsecured - (b))	525,210	618,265	525,210	618,265
	Bank term loans (unsecured - (b))	23,203	26,006	—	—
	Lease liabilities (b)	11,727	10,830	12	324

		560,140	655,101	525,222	618,589

	(b) Non-current interest-bearing liabilities are denominated in the following currencies:

	Australian Dollars	11,727	10,830	12	324
	Indonesian Rupiah	23,203	26,006	—	—
	United States Dollars	525,210	618,265	525,210	618,265

		560,140	655,101	525,222	618,589

	The liabilities created by borrowings denominated in currencies other than Australian dollars and attendant foreign currency swaps provide a hedge to the economic entity’s net assets in self sustaining foreign operations.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

18.	Interest-bearing liabilities (continued)

	Maturity profile:

	Type	Year ended 30 June 2003 Expected to mature in						2003 Totals
		2003/04	2004/05	2005/06	2006/07	2007/08	Thereafter
		$’000	$’000	$’000	$’000	$’000	$’000	$’000
	Bank overdrafts							—
	Average rate - floating
	US dollar denominated bonds			525,210				525,210
	Average rate - fixed			6.25%
	Bank term loans	60,152			23,203			83,355
	Average rate - floating	5.50%			12.75%
	Money market borrowings							—
	Average rate - floating
	Medium term notes							—
	Average rate - fixed
	Other borrowings							—
	Average rate - floating
	Lease liabilities	9,467	7,276	2,812	1,451	188		21,194
	Average rate - fixed	10.60%	8.65%	7.18%	5.91%	6.51%

	Totals	69,619	7,276	528,022	24,654	188	—	629,759

	Type	Year ended 30 June 2002 Expected to mature in						2002 Totals
		2002/03	2003/04	2004/05	2005/06	2006/07	Thereafter
		$’000	$’000	$’000	$’000	$’000	$’000	$’000
	Bank overdrafts	197						197
	Average rate - floating	7.75%
	US dollar denominated bonds				618,265			618,265
	Average rate - fixed				6.25%
	Bank term loans	2,426				26,006		28,432
	Average rate - floating	18.87%				18.75%
	Money market borrowings							—
	Average rate - floating
	Medium term notes							—
	Average rate - fixed
	Other borrowings	68	2,701	1,444	1,320			5,533
	Average rate - floating	6.47%	7.87%	7.87%	7.87%
	Lease liabilities	3,082	3,117	1,205	942	101		8,447
	Average rate - fixed	6.91%	8.44%	10.46%	10.46%	9.32%

	Totals	5,773	5,818	2,649	620,527	26,107	—	660,874

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
19.	Provisions

	Current

	Current tax liabilities	34,886	9,975	—	—

	Dividends	—	64,783	—	64,783
	Employee entitlements (a)	133,561	146,450	19,830	48,848
	Provision for self-insured workers compensation (c)	41,612	25,059	30,936	13,846
	Provision for directors retirement	500	1,141	500	1,141
	Provision for restructuring	34,638	25,869	25,239	10,139
	Provision for onerous contracts	—	19,900	—	2,600
	Provision for product recall	43,795	—	9,074	—
	Provision for acquisitions (b)	67,537	34,237	—	—

		321,643	317,439	85,579	141,357

	Non-current

	Deferred tax liabilities	41,333	71,194	4,660	5,550

	Employee entitlements (a)	23,209	23,969	3,819	8,626
	Provision for onerous contracts	—	820	—	820

		23,209	24,789	3,819	9,446

	(a) Aggregate current and non current employee entitlements	156,770	170,419	23,649	57,474

	The present values of employee entitlements not expected to be settled within twelve months of balance date have been calculated using an average discount rate of 2.5% which allows for the assumed rate of increase in wage and salary rates.

	Number of employees at balance date	30,879	39,849	6,189	9,012

	(b) Provision for acquistions is comprised of:
	- AHC Limited	5,506	8,401	—	—
	- FH Faulding & Co Ltd	37,346	25,836	—	—
	- Pacific Healthcare assets	9,314	—	—	—
	- Queensland Medical Laboratories	14,061	—	—	—
	- Queensland Diagnostic Imaging	1,310	—	—	—

		67,537	34,237	—	—

	(c) The liability for self insured workers compensation is in the following
	Australian States:
	New South Wales $25.548 million (June 2002: $13.852 million)
	Victoria $9.138 million (June 2002: $6.166 million)
	Queensland $4.090 million (June 2002: $3.961 million)
	Western Australia $1.514 million (June 2002: $ 0.877 million)
	South Australia $1.322 million (June 2002: $0.203 million)

		Consolidated	Parent
		2003	2003
		$’000	$’000
	Reconciliations
	Reconciliations of the carrying amounts of each class of provision, except for employee benefits, are set out below:

	Current

	Dividends
	Carrying amount at beginning of year	64,783	64,783
	Adjustment on adoption of AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets”	(64,783)	(64,783)
	Provisions made during the year:
	Final dividend 2002	64,783	64,783
	Interim dividend 2003	31,915	31,915
	Over provisions from prior periods	(131)	(131)
	Payments made during the period	(96,567)	(96,567)

	Carrying amount at end of year	—	—

	Provision for self-insured workers compensation
	Carrying amount at beginning of year	25,059	13,846
	Provisions made during the year	31,486	26,165
	Provisions divested during the year	(842)	—
	Payments made during the year	(14,091)	(9,075)

	Carrying amount at end of year	41,612	30,936

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated	Parent Entity
		2003	2003
		$’000	$’000
19.	Provisions (continued)

	Reconciliations (continued)

	Provision for directors retirement
	Carrying amount at beginning of year	1,141	1,141
	Provisions made during the year	110	110
	Payments made during the year	(751)	(751)

	Carrying amount at end of year	500	500

	Provision for restructuring
	Carrying amount at beginning of year	25,869	10,139
	Provisions made during the year	25,987	19,685
	Provisions written back during the year	(5,286)	—
	Payments made during the year	(11,932)	(4,585)

	Carrying amount at end of year	34,638	25,239

	Provision for onerous contracts
	Carrying amount at beginning of year	19,900	2,600
	Provisions divested during the year	(19,900)	(2,600)

	Carrying amount at end of year	—	—

	Provision for acquisition
	Carrying amount at beginning of year	34,237	—
	Increase through acquisition of an entity	44,685	—
	Payments made during the year	(11,385)	—

	Carrying amount at end of year	67,537	—

	Provision for product recall
	Carrying amount at beginning of year	—	—
	Provisions made during the year	48,635	11,589
	Payments made during the year	(4,840)	(2,515)

	Carrying amount at end of year	43,795	9,074

	Non-current

	Provision for onerous contracts
	Carrying amount at beginning of year	820	820
	Provisions divested during the year	(820)	(820)

	Carrying amount at end of year	—	—

	Provision for directors retirement

	The parent entity provided for retirement benefits for non-executive directors pursuant to special resolutions passed by shareholders at the Annual General Meetings of the parent entity on 8 November 1988 and 8 November 1994.

	The parent entity has determined to discontinue the practice of paying these benefits. Accordingly, only non-executive directors having completed 2 or more years of service on the Board on 27 May 2003, will be entitled to receive a retirement benefit.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
20.	Contributed equity
	Issued and paid up share capital:
	772,658,695 Ordinary Shares fully paid (809,780,008 Ordinary Shares fully paid - June 2002)	3,292,514	3,403,284	3,292,514	3,403,284

	Total Issued and Paid Up Share Capital	3,292,514	3,403,284	3,292,514	3,403,284

	Movements in share capital
	Opening balance	3,403,284	1,266,252	3,403,284	1,266,252
	Add:
	Ordinary shares issued during the year :
	- Pursuant to exercise of options under the Mayne Executive Share Option Scheme	20	9,805	20	9,805
	- Pursuant to the Mayne Employee Share Acquisition Plan	—	18	—	18
	- Pursuant to the Dividend Reinvestment Plan	25,271	15,436	25,271	15,436
	- Pursuant to the acquisition of F H Faulding & Co Ltd	166	2,111,773	166	2,111,773
	Less:
	- Shares issued pursuant to the acquisition of F H Faulding & Co Ltd voided (1)	(4,268)	—	(4,268)	—
	Ordinary shares bought back during the year	(131,860)	—	(131,860)	—
	Costs of share buy-back	(99)	—	(99)	—

	Closing balance	3,292,514	3,403,284	3,292,514	3,403,284

Share Issues in the year ended 30 June 2003	Share Issues in the year ended 30 June 2002

The following ordinary shares were issued during the year:	The following ordinary shares were issued during the year:

Dividend reinvestment plan:	Dividend reinvestment plan:

3,993,603 ordinary shares, fully paid at $3.56 per share	1,243,314 ordinary shares, fully paid at $6.33 per share
3,636,189 ordinary shares, fully paid at $3.04 per share	1,336,678 ordinary shares, fully paid at $5.66 per share

Executive Share Option Scheme:	Executive Share Option Scheme:

6,000 ordinary shares, fully paid at a weighted average exercise price of $3.37 per share	1,841,000 ordinary shares, fully paid at a weighted average exercise price of $5.326 per share

Issue to F H Faulding & Co Ltd shareholders	Employee share acquisition plan

28,376 ordinary shares, fully paid at $5.85 per share

(1)    During the 2003 year the parent entity voided the issue of 729,554 shares at $ 5.85 per share that were allocated in error pursuant to compulsory acquisition of F H Faulding & Co Limited

1,800,022 ordinary shares, fully paid at $0.01 per share Issue to F H Faulding & Co Ltd shareholders 360,986,762 ordinary shares, fully paid at $5.85 per share

Terms and conditions of ordinary shares:

Holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the Company ordinary shareholders rank after all creditors and are fully entitled to any proceeds of liquidation.

Stock Exchange Listing

Mayne Group Limited’s shares are listed on the Australian Stock Exchange.

Share buy-back

During the year the parent entity bought back 44,055,927 shares at a cost of $131.860 million, being an average cost of $2.99 per share.

Paid up share capital was reduced by $ 131.959 million, being the cost of the buy-back inclusive of costs incidental to the transaction of $ 0.099 million.

The Mayne Executive Share Option Scheme

The number of unissued shares for which options were outstanding as at the end of the year was 4,915,000 (June 2002- 6,024,000).

A brief summary of the Scheme, which was approved by shareholders on the 8th November 1988 is as follows:

(a) The options are granted at no cost to the executive.

(b) The price per share payable on the exercise of an option shall be the average sale price of the company’s shares on the Australian Stock Exchange on the 5 business days immediately preceding the Date of Grant of an option after any adjustment appropriate following any pro rata issue of additional shares.

(c) The option may be exercised at any time in the period from the fourth anniversary of the Date of the Grant of the Option (or such earlier date as the Directors may, in their absolute discretion determine) to 58 months from the date of Grant or such longer period as is applicable under the rules of the Scheme, except in the case of the special conditions which apply if an executive by reason of death, injury, disability, redundancy, retirement or other prescribed circumstances, leaves the employment of the economic entity or if there is a takeover, reconstructions or winding up. Options that are not exercised at the end of the 58 months from the Date of Grant or such longer period as is applicable under the rules of the Scheme will lapse.

(d) In general, if the option holder ceases employment for any reason other than reasons including death, retirement, injury, disability, redundancy or certain other prescribed circumstances, the option will lapse at the date of ceasing employment.

(e) No further options shall be granted if the result would be that the aggregate number of shares over which subsisting options have been granted under the Scheme exceeds 5% of the aggregate number of fully paid shares then on issue.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

20	Contributed equity (continued)

The Mayne Employee Share Acquisition Plan (“ESAP”)

A brief summary of the ESAP, which was approved by shareholders on the 17 November 1998, is as follows:

(a) The company has advanced funds to the Mayne Employee Share Acquistion Plan Trust to enable the trust to acquire shares in the company.

(b) The company has established a wholly owned subsidiary to act as Trustee and Plan Manager of the ESAP.

(c) Eligible employees who have served for a period decided from time to time by the Plan Manager are invited to purchase shares from the Plan Manager. The purchase price will be determined by the Plan Manager in accordance with the ESAP rules.

(d) The purchase price is repayable from dividends payable on the shares, from any proceeds of a sale of bonus shares or rights or a return of capital, from any sale of the shares under a takeover or compulsory acquisition, from the net proceeds of a sale consequent to the cessation of employment or death of the employee or from a voluntary payment by the employee.

(e) No interest is payable on the unpaid purchase price.

(f) Except in the case of cessation of employment, an employee cannot dispose of an interest in the shares until three years from the date of purchase.

(g) When the purchase price has been fully paid and the restrictions on disposal have ceased, the employee may require the Plan Manager to transfer the shares into the employee’s name or to sell the shares and to account to the employee for the proceeds.

(h) If an employee ceases to be employed before the purchase price has been paid in full, the shares must be sold by the Plan Manager unless, in specified periods, the employee or his or her executors voluntarily pay the balance of the purchase price to the Plan Manager. If the balance is paid, the shares will be transferred to the employee or his or her executors.

(i) If the Plan Manager sells the shares, the proceeds must be applied in or towards paying the outstanding purchase price but the employee will have no obligation to pay the balance of the price if the proceeds are insufficient. If there is a surplus, the surplus must be paid to the employee. If the proceeds from selling the shares would be insufficient to fully pay the outstanding purchase price, the Plan Manager may defer the sale and the employee will then have no further obligation to pay the outstanding price and no further rights in respect to the shares.

(j) The Plan Manager may seek a direction from the employee as to voting in respect of the shares and in the absence of a direction may vote or abstain as it decides.

(k) At 30 June 2003 there were 1,381,364 restricted shares held on behalf of 6,016 Australian employees (June 2002 - 1,394,169 shares held on behalf of 7,074 Australian employees) under the ESAP at a price of $5.06 per share and 1,449,168 restricted shares held on behalf of 10,896 Australian employees ( June 2002 - 1,717,296 restricted shares held on behalf of 12,912 Australian employees) under the ESAP at a price of $0.01 per share.

On 31 August 2001, the Plan Manager issued an invitation to eligible employees to purchase approximately $1,000 of Mayne Group ordinary shares at a purchase price of 1 cent per share, with the number of shares to be received based on the volume weighted average price at which Mayne Group shares are traded on the Australian Stock Exchange during the week up to and including the date of allocation. On 1 November 2001, 1,800,022 shares were issued to 13,534 employees under the invitation.

Non-Executive Directors’ Share Plan (“the Plan”)

The Plan was approved by shareholders at the Annual General Meeting held in November 2000. The Plan commenced operations from 1 January 2001. In May 2003, the Plan was amended to increase the minimum proportion of non-executive directors’ fees to be applied in acquiring shares in the Company under the Plan from 10% to 20% in the case of Directors who are not entitled to a retirement allowance. Directors who are entitled to receive a retirement allowance are required to continue to apply a minimum of 10% of their fees in acquiring shares under the Plan. The Plan allows a director to elect to take more than the mandatory percentage of fees in Mayne shares.

In accordance with the waiver granted by the Australian Stock Exchange from Listing Rule 10.14, the parent entity may issue shares to non-executive directors under the Plan without obtaining shareholder approval for the issue during the period of three years from the Plan’s commencement, that is until 31 December 2003.

During the 2003 financial year, the total number of ordinary shares purchased under the Plan was 69,144 (June 2002—38,447 shares) and no shares were issued under the Plan.

Mayne Group Limited Performance Share Plan (“Performance Share Plan”)

The grant to Mr S B James, Group Managing Director and Chief Executive Officer, of Share Acquisition Rights (“SARS”) to 420,000 Performance Shares was approved at the Annual General Meeting held in November 2002.

The Performance Share Plan involves the grant to Mr James of SARS at no cost to Mr James. Each SAR carries an entitlement to a fully paid ordinary share in the company upon Mr James satisfying performance criteria set with reference to the company’s performance targets (“Vesting Conditions”).

SARS are to be granted to Mr James in three equal tranches, each over 140,000 Performance Shares. The first tranche was granted on 12 November 2002 and the dates for the second and third tranches are 29 August 2003 and 29 August 2004.

The Vesting Conditions relate to cash earnings per share (“EPS”) growth over successive three year periods. Mr James will be entitled to vest 50% of the SARS in each tranche where a target level of 10% per annum average annual cash EPS growth is achieved over the relevant 3 year period. This will increase pro rata for performance above the target EPS growth figure resulting in 100% of the SARS vesting for achieving 15% per annum average annual cash EPS growth over each three year period.

A SAR does not carry a right to vote nor to dividends or to participate in other corporate actions (such as rights or bonus issues).

Once a SAR vests, Mr James is not entitled to trade in the resulting Performance Shares, without the prior consent of the Board, for a period of 10 years after the date of the grant of the SAR, or until ceasing employment with the company, whichever is earlier.

When the vesting condition is not ratified at the end of the relevant financial year, the SARS will expire.

At 30 June 2003 SARS over 140,000 Performance Shares have been granted to Mr James.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000

21.	Reserves and retained profits

	Asset Revaluation Reserve:

	Opening balance	8,204	—	1,769	1,431
	Increment on independent revaluation of properties	—	8,204	—	338

	Closing balance	8,204	8,204	1,769	1,769

	Capital Profits Reserve:

	Opening balance	2,656	2,656	318	318

	Closing balance	2,656	2,656	318	318

	General Reserve:
	Opening balance	2,122	2,122	2,096	2,096

	Closing balance	2,122	2,122	2,096	2,096

	Foreign Currency Translation Reserve:

	Opening balance	(15,748)	(32,226)	—	—
	Variation in value of investment in overseas controlled entities due to currency realignments	(78,600)	(26,168)	—	—
	Transfer to retained earnings on sale of controlled entities	3,128	—	—	—
	Net exchange gains/(losses) after income tax of $4.399 million (June 2002 - $14.373 million) incurred on loans taken to hedge effects of exchange movements	47,861	42,646	—	—

	Net movement for the period	(27,611)	16,478	—	—

	Closing balance	(43,359)	(15,748)	—	—

	Total Reserves at the end of the financial year	(30,377)	(2,766)	4,183	4,183

	Retained profits

	Retained profits at the beginning of the financial year	214,146	153,953	93,914	209,397

	Dividends recognised during the year	(96,567)	(113,418)	(96,567)	(113,418)

	Net profit/(loss) attributable to members of Mayne Group Limited	(456,163)	173,611	(583,726)	(2,065)

	Net transfer from Foreign Currency Translation Reserve on divestment of foreign controlled entities	(3,128)	—	—	—

	Net effect of initial adoption of:

	Revised AASB 1028 “Employee Benefits”	(1,736)	—	(457)	—

	Net effect on retained profits from:

	Initial adoption of AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets”	64,783	—	64,783	—

	Retained profits / (accumulated losses) at the end of the financial year	(278,665)	214,146	(522,053)	93,914

Nature and purpose of reserves

Asset revaluation reserve

The asset revaluation reserve includes the net revaluation increments and decrements arising from the revaluation of freehold and long term leasehold assets in accordance with the economic entity’s policy to recognise these assets at their fair values under accounting standard AASB 1041 “Revaluation of Non-Current Assets”.

Capital profits reserve

Where assets which have been revalued are disposed of, any related revaluation increment in the asset revaluation reserve is transferred to the capital profits reserve.

General reserve

The balance in the general reserve relates to amounts allocated in prior periods from retained profits for non-specific purposes.

Foreign currency translation reserve

The foreign currency translation reserve records the foreign currency differences arising from the translation of self-sustaining foreign operations on consolidation and the translation of transactions that hedge the economic entity’s net investment in a foreign operation or the translation of foreign currency monetary items forming part of the net investment in a self-sustaining operation.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000

22.	Equity reconciliations

	Total equity reconciliation

	Total equity at the beginning of the year	3,617,824	1,409,675	3,501,381	1,479,494
	Total changes in equity recognised in the statement of financial performance attributable to members of Mayne Group Limited	(488,638)	198,293	(584,183)	(1,727)
	Transactions with members of Mayne Group Limited as owners:
	Equity contributed	25,457	2,137,032	25,457	2,137,032
	Equity bought back	(131,959)	—	(131,959)
	Equity voided	(4,268)	—	(4,268)
	Dividends	(31,784)	(113,418)	(31,784)	(113,418)

	Total changes in outside equity interest	1,160	(13,758)	—	—

	Total equity at the end of the year	2,987,792	3,617,824	2,774,644	3,501,381

	Reconciliation of outside equity interests
				Outside Equity Interest
				2003	2002
				$’000	$’000
	Profit/(loss) from ordinary activities after income tax			3,574	3,604
	Retained profits/(losses) at the beginning of the year			2,269	4,604

	Total available for appropriation			5,843	8,208

	Adjustments for entities acquired or sold			(1,601)	(3,758)
	Dividends paid / provided for			(2,621)	(2,181)

	Retained profits at the end of the financial year			1,621	2,269
	Share capital			174	431
	Reserves			2,525	460

	Outside equity interests at the end of the year			4,320	3,160

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000

23.	Notes to the Statements of Cash Flows

	(a) Reconciliation of cash

For the purpose of the Statements of Cash Flows, cash includes cash on hand and at bank and short term deposits with maturity within 3 months, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statements of Cash Flows is reconciled to the related items in the Statements of Financial Position as follows:

	Cash	103,837	119,927	40,973	4,125	98
	Short term deposits	151,355	305,696	540,015	135,500	224,633
	Less short term deposits with maturity over 3 months	—	(15)	(16)	—	—
	Bank overdraft	—	(197)	(71)	(9,135)	(15,224)

		255,192	425,411	580,901	130,490	209,507

	(b) Reconciliation of profit/(loss) from ordinary activities after income tax to net cash provided by operating activities

	Profit/(loss) from ordinary activities after tax	(456,163)	177,215	165,450	(583,726)	(2,065)

	Add/(Less): Adjustments of non-cash items:

	Depreciation and amortisation	213,522	197,138	137,550	28,506	39,265
	(Profit)/Loss on sale of non-current assets	9,002	9,085	(204,430)	8,480	(3,839)
	(Profit)/Loss on sale of investments	(620)	—	—	—	—
	Amortisation of borrowing and reorganisation costs	753	—	—	727	—
	Undistributed (profits)/losses of associated entities	45	915	289	—	—
	Unrealised exchange (gains)/losses	—	161	(35)	(99,819)	(124,695)
	Write down of non-current assets to recoverable amounts	—	6,002	—	—	—
	Provision for diminuition in the value of inventory	588	—	—	—	—
	(Gain)/loss on debt forgiveness	—	—	—	—	26,336
	Other	—	(2,216)	403	—	(2,216)

	Add/(Less): Items classified as investing/financing activities:
	Realised exchange (gains)/losses	—	9	(25)	23,330	90,524
	Divestment of logistics businesses	(15,322)	—	—	183,444	—
	Closure and sale of consumer businesses	3,913	—	—	12,843	—
	Write-down and sale of hospitals businesses	71,272	—	—	41,239	—
	Write-down of IT assets	23,641	—	—	15,201	—
	Write down of non-current assets to their recoverable amounts	350,000	—	—	459,752	—
	Write down of deferred tax assets to their recoverable amounts	30,000	—	—	30,000	—
	Debt Forgiveness	—	—	—	28,904	—

	Changes in assets and liabilities net of effects from acquisitions/disposals of businesses and controlled entities:

	(Increase)/Decrease in trade debtors/other debtors	(29,117)	24,818	(35,585)	(25,582)	(17,177)
	(Increase)/Decrease in inventories	11,277	(31,715)	(4,134)	(277)	(950)
	(Increase)/Decrease in prepayments	(1,092)	22,595	256	3,955	(5,295)
	Increase/(Decrease) in trade creditors/other creditors	(39,335)	(94,847)	24,032	(9,983)	(72,464)
	Increase/(Decrease) in provisions	11,125	(9,392)	4,988	(1,554)	4,044
	Increase/(Decrease) in current tax liabilities	24,910	(51,942)	41,994	(40,197)	(70,465)
	Increase/(Decrease) in deferred tax liabilities	(29,861)	15,873	4,632	(11,798)	5,550
	(Increase)/Decrease in deferred tax assets	7,459	(83,640)	(50,400)	(22,121)	14,649

	Net operating cash flows	185,997	180,059	84,985	41,324	(118,798)

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated			Parent Entity
		2003	2002	2001	2003	2002
		$’000	$’000	$’000	$’000	$’000
23.	Notes to the Statements of Cash Flows (continued)

	(c) Acquisitions of Entities/Businesses

	Cash	408,107	329,351	5,776	—	243,142
	Non-cash consideration	—	2,111,773	193,421	—	2,111,773
	Amounts due in future periods	—	6,351	400	—	—

	Consideration	408,107	2,447,475	199,597	—	2,354,915

	Fair value of net assets acquired:

	Investment in controlled entities	—	—	—	—	2,354,915
	Fixed and non-current assets	167,092	1,243,893	314,939	—	—
	Current assets - cash	11,097	52,572	(3,659)	—	—
	Current assets - other	19,213	945,697	60,450	—	—
	Creditors and borrowings	(111,383)	(892,859)	(262,689)	—	—

		86,019	1,349,303	109,041	—	2,354,915
	Goodwill	322,088	1,098,172	90,556	—	—

		408,107	2,447,475	199,597	—	2,354,915

	Cash consideration	408,107	329,351	5,776	—	243,142
	Less: Balances acquired
	Cash	11,097	61,609	80	—	—
	Bank overdraft	—	—	(3,739)	—	—

		397,010	267,742	9,435	—	243,142
	Payments relating to acquisition of 35% outside equity interest in PT Putramas Muliasantosa	—	41,394	—	—	2,468
	Payments relating to retirement of debt	12,853	—	—	—	—
	Payments relating to acquisitions in prior periods	405	19,202	143	—	19,202

		13,258	60,596	143	—	21,670

	Outflow of cash	410,268	328,338	9,578	—	264,812

	(d) Disposal of Entities/Businesses

	Cash	426,597	—	483,345	400,449	117
	Amounts due in future periods	69,451	—	70,451	60,001	—

	Disposal price	496,048	—	553,796	460,450	117

	Assets and liabilities disposed of:

	Fixed and non-current assets	321,234	—	241,064	135,771	—
	Current assets - cash	167	—	26,662	164	—
	Current assets - other	181,817	—	142,297	39,166	—
	Creditors and borrowings	(168,820)	—	(99,423)	(39,515)	—

	Net assets disposed of:	334,398	—	310,600	135,586	—

	Cash received	426,597	—	483,345	400,449	117
	Cash disposed	(167)	—	(26,662)	(164)	—
	Transactions costs incurred in disposal of businesses	(46,030)	—	—	(46,030)	—
	Receipts relating to disposals in prior periods	57,801	23,474	—	—	—

	Inflow/(outflow) of cash	438,201	23,474	456,683	354,255	117

	(e)	Proceeds from sale of Faulding orals pharmaceuticals business

	In conjuction with the acquisition of F H Faulding & Co Ltd the Group simultaneously disposed of the Faulding oral pharmaceutical business at the fair value of the net assets, amounting to proceeds of $ 1,312.257 million.

	(f)	Non-cash Financing and Investing Activities

During the financial year the consolidated entity did not acquire any property, plant and equipment by means of entering into finance leases.(2002 - $ nil).

Finance leases were acquired with the acquisition of controlled entities and businesses during the year.

Dividends satisfied by the issue of shares under the dividend reinvestment plan are shown in Note 20.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated
		2003	2002	2001
		$’000	$’000	$’000
23.	Notes to the Statements of Cash Flows (continued)

	(f) Financing Facilities

	Committed Facilities (note 1):	250,000	698,952	826,615
	Less: Utilisation	(60,000)	—	—

	Available Committed Facilities	190,000	698,952	826,615

	Drawn Term Financings (note 2):	548,413	646,697	886,525

	Uncommitted Facilities and Programs (note 3):
	Commercial Paper	800,120	853,294	894,011
	Less: Utilisation	—	—	—

	Available Uncommitted Facilities	800,120	853,294	894,011

Notes:

1. Committed Facilities Lines include:

Bank Debt Facilities - The consolidated entity has AUD 250 million of bank debt facilities, drawn to AUD 60 million. The multi-currency and multi-issuer facilities comprise a 364 day AUD 100 million loan and an AUD 150 million term loan, maturing in June 2008.

2. Drawn term financings include:

(a)	US$ Bond - USD 350 million maturing in February 2006.

(b)	Term loan facility of IDR 200 billion drawn to IDR 128.3 billion, maturing in December 2006.

3. Uncommitted facilities and programs:

Major	programs include:

(a)	Commercial Paper - The consolidated entity has two Commercial Paper programs (both dormant) under differing dealer arrangements according to the particular markets.

3 (a) Commercial Paper (continued):

These programs are:

Location	Number of Dealers	Facility Limit	Drawings at balance date
		Millions	Millions

New York	1	USD 200	USD Nil
Australia	4	AUD 500	AUD Nil

(b)	The consolidated entity has a number of other uncommitted facilities which are bilateral bank facilities available to various entities within the consolidated entity. They have various maturities but are generally short term.

(c)	Bank overdraft facilities are arranged in each country in which the consolidated entity operates.

Terms	and conditions are agreed from time to time.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure

(a) Interest Rate Risk

Interest Rate Risk Exposures

The consolidated entity’s exposures to interest rate risk and the effective weighted interest rates for loans and deposits are set out in note 8, for interest-bearing liabilities are set out in note 18 and for employee benefits are set out in note 19. The consolidated entity’s other financial assets and liabilities, being cash, receivables, other financial assets, payables and dividends payable, are non interest bearing.

The consolidated entity enters into interest rate swaps and interest rate options to lower funding costs or to alter interest rate exposures arising from mismatches between assets and liabilities. (e.g. converting fixed debt to floating to match a floating receivable).

Interest Rate Swaps

An interest rate swap is an agreement to swap interest payment streams based on a notional principal amount. Interest rate swaps allow the economic entity to raise borrowings at fixed or floating rates and swap them into appropriate exposures.

The following table indicates the types of swaps used, their notional amounts, maturity date, and weighted average interest rates. The average floating rate is the implied market rate for the term of the swap plus a margin where applicable, weighted by the face value of the instrument. All face values have been converted to AUD at foreign exchange rates current at reporting date. The interest rates may change significantly, affecting future cash flows.

	Year ended 30 June 2003
	Expected to mature in						Total	Fair value
	2003/04	2004/05	2005/06	2006/07	2007/08	Thereafter
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

Receive - fixed rate swaps (1)

Australian dollars					37,133		37,133	3,392

Average fixed rate					10.04%
Average floating rate					5.99%

United States dollars			525,210				525,210	53,784

Average fixed rate			6.28%
Average floating rate			2.14%

Pay - fixed rate swaps

Australian dollars	51,110	10,000	220,000		37,133		318,243	(13,391)

Average fixed rate	6.37%	6.57%	5.49%		10.04%
Average floating rate	4.87%	4.57%	4.67%		5.99%

United States dollars		7,503					7,503	(73)

Average fixed rate		2.09%
Average floating rate		1.32%

(1)	All the receive fixed rate swaps convert fixed debt to floating debt, hence their fair values are offset by the difference between the fair value and the book value of the underlying debt instrument. (Refer Note 24 (d)).
(2)	The AUD 220 million pay-fixed interest rate swaps maturing in 2005/06 include AUD 20 million of forward start up swaps with a starting date of 3 November 2003.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure (continued)

(a) Interest Rate Risk (continued)

	Year ended 30 June 2002
	Expected to mature in						Total	Fair value
	2002/03	2003/04	2004/05	2005/06	2006/07	Thereafter
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Receive - fixed rate swaps (1)

Australian dollars						38,150	38,150	860

Average fixed rate						8.18%
Average floating rate						7.70%

United States dollars				618,265			618,265	35,665

Average fixed rate				6.28%
Average floating rate				4.45%

Pay - fixed rate swaps

Australian dollars	5,000	35,000	10,000	140,000		54,276	244,276	(6,026)

Average fixed rate	6.44%	5.52%	6.50%	5.88%		9.47%
Average floating rate	5.13%	5.57%	5.86%	5.96%		7.08%

(1)	All the receive fixed rate swaps convert fixed debt to floating debt, hence their fair values are offset by the difference between the fair value and the book value of the underlying debt instrument. (Refer Note 24 (d)).

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure (continued)

(a)	Interest Rate Risk (continued)

Interest rate options

Interest rate options are purchased to reduce the impact of changes in interest rates on floating rate long-term debt. An interest rate option gives the purchaser the right but not the obligation to pay or receive interest flows for a specified period of time at a specified rate at a specified date in the future.

The consolidated entity had no outstanding option contracts at balance date. (2002: A$51.5 million of bought caps, A$25.7 million of sold caps and A$25.7 million of sold floors).

Details for the prior financial year are:

	Year ended 30 June 2002
	Expected to mature in						Total	Fair value
	2002/03	2003/04	2004/05	2005/06	2006/07	Thereafter
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Bought Cap
Pounds sterling	26,990	—	—	—	—	—	26,990	—
Average rate	8.99%
Canadian dollars	7,012	—	—	—	—	—	7,012	—
Average rate	8.02%
Euro	17,476	—	—	—	—	—	17,476	—
Average rate	6.88%

Sold Cap
Pounds sterling	13,495	—	—	—	—	—	13,495	—
Average rate	8.15%
Canadian dollars	3,506	—	—	—	—	—	3,506	—
Average rate	7.50%
Euro	8,738	—	—	—	—	—	8,738	—
Average rate	5.80%

Floor
Pounds sterling	13,495	—	—	—	—	—	13,495	(68)
Average rate	6.00%
Canadian dollars	3,506	—	—	—	—	—	3,506	(19)
Average rate	5.01%
Euro	8,738	—	—	—	—	—	8,738	(1)
Average rate	3.45%

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure (continued)

(b) Foreign Exchange Risk

The primary objective of the consolidated entity's foreign exchange hedging policy is the protection of the consolidated entity's consolidated shareholders’ funds. This is achieved by matching the currency exposures of debt raised to the currency of the underlying assets.

In order to provide appropriately denominated foreign currency borrowings the consolidated entity borrows principally in US Dollars and swaps the US Dollars through the foreign exchange market into the required currencies. The consolidated entity also uses the foreign exchange market to hedge transactional exposures, such as firm purchase or sale commitments denominated in foreign currencies, or internal loans between wholly owned offshore controlled entities.

Foreign Currency Contracts

A foreign currency contract is an agreement to buy and sell one currency against another at agreed dates. It includes forward foreign exchange contracts and foreign currency swaps. These contracts effectively denominate the debt issued by the economic entity into the currency received from the swap counterparty. The terms of these commitments are rarely more than six months.

The consolidated entity had in place foreign exchange contracts with a face value of $374.8 million, converted to AUD at rates current at reporting date (June 2002 - $ 460.5 million).

Cross Currency Interest Rate Swap Agreements

The consolidated entity had in place cross currency swaps with a gross face value of $ 210.1 million, converted to AUD at rates current at reporting date (June 2002 - $ 247.3 million) under which it had contracted to exchange both currency and floating interest rate obligations. This contract matures in February 2006.

The following tables set out the gross face values of foreign currency swap and cross currency interest rate swap agreements. Foreign currency amounts are translated to Australian Dollars (AUD) at rates current at reporting date. The “buy” amounts represent the AUD equivalents of commitments to purchase foreign currencies, and the “sell” amounts represent the AUD equivalent of commitments to sell foreign currencies. The tables show the contract rates, maturities and fair values.

	Year ended 30 June 2003
	Expected to mature in					Thereafter	Total	Fair value
	2003/04	2004/05	2005/06	2006/07	2007/08
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Sell

Canadian Dollars	27,830	—	—	—	—	—	27,830	264
Average contracted rate	0.8899

Pounds Sterling	17,584	—	—	—	—	—	17,584	584
Average contracted rate	0.3910

Euro	61,375	—	—	—	—	—	61,375	2,672
Average contracted rate	0.5590

New Zealand Dollars	5,329	—	—	—	—	—	5,329	97
Average contracted rate	1.1243

Singapore Dollars	3,076	—	—	—	—	—	3,076	137
Average contracted rate	1.1206

Buy

United States Dollars	248,475	—	210,084	—	—	—	458,559	1,855
Average contracted rate	0.6145		0.7475

Pounds Sterling	11,139	—		—	—	—	11,139	(110)
Average contracted rate	0.4000

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure (continued)

(b) Foreign Exchange Risk (continued)

	Year ended 30 June 2002
	Expected to mature in						Total	Fair value
	2002/03	2003/04	2004/05	2005/06	2006/07	Thereafter
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Sell

Canadian Dollars	142,280	—	—	—	—	—	142,280	1,450
Average contracted rate	0.8438

Pounds Sterling	26,991	—	—	—	—	—	26,991	(105)
Average contracted rate	0.3715

Euro	57,148	—	—	—	—	—	57,148	(1,350)
Average contracted rate	0.5847

New Zealand Dollars	5,274	—	—	—	—	—	5,274	(44)
Average contracted rate	1.1669

United States Dollars	10,360	—	—	—	—	—	10,360	667
Average contracted rate	0.5328

Buy

United States Dollars	285,554	—	—	247,306	—	—	532,860	45,737
Average contracted rate	0.5367			0.7475

Pounds Sterling	37,247	—	—	—	—	—	37,247	862
Average contracted rate	0.3790

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure (continued)

(c) Credit risk exposures

Credit risk represents the loss that would be recognised if counterparties failed to perform as contracted.

Recognised Financial Instruments

The credit risk on financial assets, excluding investments, of the consolidated entity which have been recognised on the statement of financial position is the carrying amount, net of any provision for doubtful debts.

The consolidated entity minimises concentrations of credit risk by undertaking transactions with a large number of customers and counterparties in various countries.

The consolidated entity is not materially exposed to any individual overseas country or to any individual customer. Concentrations of credit risk on trade debtors due from customers occur in the Health Care segment in Australia, where the private and government sponsored health insurance funds account for 57.3% (2002 - 60.7%) of trade debtors of Hospitals, Pathology and Diagnostic Imaging. Pharmacies account for 63.3% (2002 - 61.7% ) of trade debtors of the Pharmacy and Pharmaceuticals sectors.

Unrecognised Financial Instruments

Swaps and options are subject to the credit worthiness of counterparties, which are principally large banks. Counterparty limits are based upon credit ratings issued by major ratings agencies.

Foreign Currency Swap Agreements and Interest Rate Swaps Agreements

The theoretical risk in using these instruments is the cost of replacing, at market rates, these swaps in the event of default by the counterparty. In order to control this risk management assigns counterparty risk weightings to each transaction. Additionally, the consolidated entity deals only with strong financial intermediaries, principally major banks and their controlled entities and as a result, the consolidated entity does not expect any counterparties to fail to meet their obligations given their high credit ratings.

The credit exposure of interest rate and foreign exchange contracts, as set out in the table below, is represented by the aggregate of positive fair value contracts at the reporting date, exclusive of recognised accrued interest, reduced by the effects of netting arrangements with financial institution counterparties.

	Consolidated
	2003	2002
	Exposure	Exposure
	$’000	$’000
Foreign currency swaps	1,379	259
Cross currency interest rate swaps	21,826	59,977
Interest rate swaps	53,542	36,309

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

24.	Additional Financial Instruments Disclosure (continued)

(d) Net fair value of financial assets and liabilities

Net fair values of financial assets and liabilities are determined by the consolidated entity on the following basis:

Recognised Financial Instruments

Assets

Cash, short term deposits and debtors

-	the carrying amount approximates fair value because of the short maturity of these instruments.

Long Term Investments

-	the fair values of quoted investments are based on quoted market prices for these investments. A reasonable estimate of the fair value of long term investments with no quoted market prices was not made as no loss will crystalise if they are held to maturity.

Liabilities

Short Term Debt

-	the carrying amount approximates fair value because of the short maturity of these instruments.

Long Term Debt

-	the fair value of long term debt has been estimated based on the current rates offered in the secondary market. Consequently, movements in interest rates can effect fair values.

The carrying amounts and estimated fair values of the consolidated entity’s recognised financial assets and liabilities are as follows:

Foreign Exchange Contracts

The fair value of foreign currency contracts used for hedging purposes, including cross currency interest rate swaps, is estimated using market data and quotes from banks.

	Consolidated
	2003	2003	2002	2002
	Carrying Amount	Net Fair Value	Carrying Amount	Net Fair Value

	$’000	$’000	$’000	$’000
Financial Assets:

Cash	103,837	103,837	119,927	119,927
Loans and deposits	151,355	151,355	305,696	305,696
Loans and deposits non current	675	675	41,998	41,998
Receivables current	849,854	849,854	987,137	987,137
Receivables non-current	12,549	12,549	8,512	8,512
Cross currency interest rate swaps	22,793	22,858	60,015	60,605
Other financial assets:
- Shares in other corporations - listed	4	4	4	4
- Shares in other corporations - unlisted	15,001	15,001	23,489	23,489
- Interest in partnership	2,400	2,400	2,400	2,400

Financial Liabilities:

Payables current	613,757	613,757	681,513	681,513
Interest-bearing liabilities current	69,619	69,619	5,773	5,773
Provisions current	321,643	321,643	317,439	317,439
Foreign exchange contracts	15,447	17,359	12,205	13,387
Payables non-current	6,176	6,176	8,447	8,447
Interest-bearing liabilities non current	560,140	589,625	655,101	669,999
Provisions non-current	23,209	23,209	24,789	24,789

Unrecognised Financial Instruments

Interest Rate Contracts

The fair value of interest rate contracts is estimated by obtaining quotes from banks.

The net fair values of unrecognised financial instruments held as at the reporting date are:

	Consolidated
	2003	2002
	Net Fair Value	Net Fair Value

	$’000	$’000
Interest rate swaps	43,712	30,499
Interest rate options	—	(88)

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Sales Revenue June 2003			Sales Revenue June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$'000	$'000	$'000	$'000	$'000	$'000
25.	Segmental Reporting

	Industry Segments

	Hospitals	1,287,119	—	1,287,119	1,396,749	—	1,396,749

	Pathology Services	389,813	—	389,813	249,268	—	249,268
	Diagnostic Imaging Services	199,156	—	199,156	159,617	—	159,617
	Medical Centres	37,606	4,533	42,139	25,106	7,722	32,828
	Pharmacy Services	1,943,380	—	1,943,380	1,406,264	—	1,406,264

	Total Health Care Services	2,569,955	4,533	2,574,488	1,840,255	7,722	1,847,977

	Pharmaceuticals	460,227	—	460,227	332,753	—	332,753
	Consumer Products	156,431	44,829	201,260	127,887	39,346	167,233

	Total Pharmaceuticals	616,658	44,829	661,487	460,640	39,346	499,986

	Australia & Pacific Logistics	—	476,638	476,638	—	895,169	895,169
	Loomis Courier	—	189,560	189,560	—	350,236	350,236

	Total Logistics Services	—	666,198	666,198	—	1,245,405	1,245,405

	Unallocated	5,218	—	5,218	1,840	—	1,840

	Consolidated	4,478,950	715,560	5,194,510	3,699,484	1,292,473	4,991,957

	Geographic Segments

	Australia	4,066,397	475,238	4,541,635	3,376,400	869,515	4,245,915
	Other Pacific regions	92,617	40,786	133,403	81,109	49,640	130,749

	Australia & Pacific	4,159,014	516,024	4,675,038	3,457,509	919,155	4,376,664
	Americas	143,865	198,661	342,526	129,540	372,116	501,656
	Europe, Middle East & Africa	176,071	875	176,946	112,435	1,202	113,637

	Consolidated	4,478,950	715,560	5,194,510	3,699,484	1,292,473	4,991,957

Notes

(i)     The consolidated entity operates predominantly in the following industries: “Hospitals” comprises the management of stand alone and co-located private hospitals and public hospital management. “Health Services comprises pathology and diagnostic imaging services, the management of medical centres and the provision of distribution and retail management services to pharmacies.

“Pharmaceuticals” comprises the development, manufacture and distribution of injectable pharmaceuticals and of health and personal care products.

“Logistics Services” comprises warehousing and distribution, distribution fleet management and armoured cars, priority and specialised express freight, couriers and messengers.

The logistics businesses were divested during the period and have been disclosed as discontinuing.

“Unallocated” comprises expenditure which is not recovered from the operating businesses, cash, deposits, investments, borrowings and tax balances not attributed to the operating businesses.

Geographic segments are based on the locations of the Group’s operations.

(ii)    The 2002 figures have been restated in line with the current segmental structure and to apply the segment disclosure requirements of AASB 1042 “Discontinuing Operations”.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Profit before tax & significant Items June 2003			Profit before tax & significant Items June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000
25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	54,614	—	54,614	71,647	—	71,647

	Pathology Services	40,014	—	40,014	30,432	—	30,432
	Diagnostic Imaging Services	18,546	—	18,546	16,740	—	16,740
	Medical Centres	(2,342)	(1,694)	(4,036)	(3,524)	154	(3,370)
	Pharmacy Services	29,930	—	29,930	19,454	—	19,454

	Total Health Services	86,148	(1,694)	84,454	63,102	154	63,256

	Pharmaceuticals	58,950	—	58,950	44,249	—	44,249
	Consumer Products	872	(12,062)	(11,190)	6,714	4,072	10,786

	Total Pharmaceuticals	59,822	(12,062)	47,760	50,963	4,072	55,035

	Australia & Pacific Logistics	—	(4,460)	(4,460)	—	51,133	51,133
	Loomis Courier	—	7,985	7,985	—	21,499	21,499

	Total Logistics Services	—	3,525	3,525	—	72,632	72,632

	Unallocated	(13,245)	(646)	(13,891)	(12,839)	(46)	(12,885)

	Earnings before interest & tax	187,339	(10,877)	176,462	172,873	76,812	249,685
	Net interest expense	(29,977)	(3,137)	(33,114)	(16,259)	(3,303)	(19,562)

	Consolidated	157,362	(14,014)	143,348	156,614	73,509	230,123

	Geographic Segments

	Australia	140,780	(10,300)	130,480	135,924	50,932	186,856
	Other Pacific regions	13,009	1,296	14,305	9,576	3,947	13,523

	Australia & Pacific	153,789	(9,004)	144,785	145,500	54,879	200,379
	Americas	9,693	692	10,385	12,198	23,039	35,237
	Europe, Middle East & Africa	23,857	(2,565)	21,292	15,175	(1,106)	14,069

	Earnings before interest & tax	187,339	(10,877)	176,462	172,873	76,812	249,685
	Net interest expense	(29,977)	(3,137)	(33,114)	(16,259)	(3,303)	(19,562)

	Consolidated	157,362	(14,014)	143,348	156,614	73,509	230,123

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Signficant items before tax June 2003			Signficant items before tax June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000
25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	(373,552)	—	(373,552)	—	—	—

	Pathology Services	(5,266)	—	(5,266)	—	—	—
	Diagnostic Imaging Services	—	—	—	—	—	—
	Medical Centres	(1,800)	(1,002)	(2,802)	—	—	—
	Pharmacy Services	(80,000)	—	(80,000)	—	—	—

	Total Health Services	(87,066)	(1,002)	(88,068)	—	—	—

	Pharmaceuticals			—	—	—	—
	Consumer Products	(48,635)	(14,208)	(62,843)	—	—	—

	Total Pharmaceuticals	(48,635)	(14,208)	(62,843)	—	—	—

	Australia & Pacific Logistics	—	—	—	—	(12,113)	(12,113)
	Loomis Courier	—	—	—	—	—	—
	Divestment of Logistics Services	—	18,807	18,807	—	—	—

	Total Logistics Services	—	18,807	18,807	—	(12,113)	(12,113)

	Unallocated	(29,256)	—	(29,256)	(14,730)	4,551	(10,179)

	Consolidated	(538,509)	3,597	(534,912)	(14,730)	(7,562)	(22,292)

	Geographic Segments

	Australia	(535,661)	12,545	(523,116)	(14,730)	(12,518)	(27,248)
	Other Pacific regions	(2,848)	(819)	(3,667)	—	—	—

	Australia & Pacific	(538,509)	11,726	(526,783)	(14,730)	(12,518)	(27,248)
	Americas	—	(11,720)	(11,720)	—	—	—
	Europe, Middle East & Africa	—	3,591	3,591	—	4,956	4,956

	Consolidated	(538,509)	3,597	(534,912)	(14,730)	(7,562)	(22,292)

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Profit before tax June 2003			Profit before tax June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000
25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	(318,938)	—	(318,938)	71,647	—	71,647

	Pathology Services	34,748	—	34,748	30,432	—	30,432
	Diagnostic Imaging Services	18,546	—	18,546	16,740	—	16,740
	Medical Centres	(4,142)	(2,696)	(6,838)	(3,524)	154	(3,370)
	Pharmacy Services	(50,070)	—	(50,070)	19,454	—	19,454

	Total Health Services	(918)	(2,696)	(3,614)	63,102	154	63,256

	Pharmaceuticals	58,950	—	58,950	44,249	—	44,249
	Consumer Products	(47,763)	(26,270)	(74,033)	6,714	4,072	10,786

	Total Pharmaceuticals	11,187	(26,270)	(15,083)	50,963	4,072	55,035

	Australia & Pacific Logistics	—	(4,460)	(4,460)	—	39,020	39,020
	Loomis Courier	—	7,985	7,985	—	21,499	21,499
	Divestment of Logistics Services	—	18,807	18,807	—	—	—

	Total Logistics Services	—	22,332	22,332	—	60,519	60,519

	Unallocated	(42,501)	(646)	(43,147)	(27,569)	4,505	(23,064)

	Earnings before interest & tax	(351,170)	(7,280)	(358,450)	158,143	69,250	227,393
	Net interest expense	(29,977)	(3,137)	(33,114)	(16,259)	(3,303)	(19,562)

	Consolidated	(381,147)	(10,417)	(391,564)	141,884	65,947	207,831

	Geographic Segments

	Australia	(394,881)	2,245	(392,636)	121,194	38,414	159,608
	Other Pacific regions	10,161	477	10,638	9,576	3,947	13,523

	Australia & Pacific	(384,720)	2,722	(381,998)	130,770	42,361	173,131
	Americas	9,693	(11,028)	(1,335)	12,198	23,039	35,237
	Europe, Middle East & Africa	23,857	1,026	24,883	15,175	3,850	19,025

	Earnings before interest & tax	(351,170)	(7,280)	(358,450)	158,143	69,250	227,393
	Net interest expense	(29,977)	(3,137)	(33,114)	(16,259)	(3,303)	(19,562)

	Consolidated	(381,147)	(10,417)	(391,564)	141,884	65,947	207,831

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Depreciation and amortisation June 2003			Depreciation and amortisation June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000
25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	70,774	—	70,774	67,371	—	67,371

	Pathology Services	20,879	—	20,879	9,864	—	9,864
	Diagnostic Imaging Services	18,204	—	18,204	15,663	—	15,663
	Medical Centres	4,251	53	4,304	3,028	130	3,158
	Pharmacy Services	16,752	—	16,752	14,999	—	14,999

	Total Health Services	60,086	53	60,139	43,554	130	43,684

	Pharmaceuticals	51,347	—	51,347	34,625	—	34,625
	Consumer Products	8,699	139	8,838	5,671	488	6,159

	Total Pharmaceuticals	60,046	139	60,185	40,296	488	40,784

	Australia & Pacific Logistics	—	18,369	18,369	—	34,624	34,624
	Loomis Courier	—	4,055	4,055	—	10,675	10,675

	Total Logistics Services	—	22,424	22,424	—	45,299	45,299

	Consolidated	190,906	22,616	213,522	151,221	45,917	197,138

	Geographic Segments

	Australia	181,736	16,316	198,052	143,996	31,902	175,898
	Other Pacific regions	5,802	2,141	7,943	5,195	3,332	8,527

	Australia & Pacific	187,538	18,457	205,995	149,191	35,234	184,425
	Americas	2,132	4,097	6,229	677	10,675	11,352
	Europe, Middle East & Africa	1,236	62	1,298	1,353	8	1,361

	Consolidated	190,906	22,616	213,522	151,221	45,917	197,138

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Capital expenditure June 2003			Capital expenditure June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000
25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	57,921	—	57,921	47,347	—	47,347

	Pathology Services	7,841	—	7,841	5,616	—	5,616
	Diagnostic Imaging Services	20,335	—	20,335	17,973	—	17,973
	Medical Centres	2,971	20	2,991	923	—	923
	Pharmacy Services	6,366	—	6,366	7,477	—	7,477

	Total Health Services	37,513	20	37,533	31,989	—	31,989

	Pharmaceuticals	26,248	—	26,248	26,731	—	26,731
	Consumer Products	2,048	905	2,953	6,381	877	7,258

	Total Pharmaceuticals	28,296	905	29,201	33,112	877	33,989

	Australia & Pacific Logistics	—	27,256	27,256	—	32,475	32,475
	Loomis Courier	—	4,316	4,316	—	7,833	7,833

	Total Logistics Services	—	31,572	31,572	—	40,308	40,308

	Unallocated	7,139	—	7,139	20,678	—	20,678

	Consolidated	130,869	32,497	163,366	133,126	41,185	174,311

	Geographic Segments

	Australia	123,480	23,656	147,136	115,203	29,984	145,187
	Other Pacific regions	4,723	4,470	9,193	5,283	3,312	8,595

	Australia & Pacific	128,203	28,126	156,329	120,486	33,296	153,782
	Americas	1,649	4,371	6,020	11,230	7,873	19,103
	Europe, Middle East & Africa	1,017	—	1,017	1,410	16	1,426

	Consolidated	130,869	32,497	163,366	133,126	41,185	174,311

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Assets June 2003			Assets June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000

25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	1,003,524	—	1,003,524	1,418,542	—	1,418,542

	Pathology Services	561,383	—	561,383	229,300	—	229,300
	Diagnostic Imaging Services	370,936	—	370,936	188,500	—	188,500
	Medical Centres	96,260	728	96,988	91,235	—	91,235
	Pharmacy Services	674,721	—	674,721	757,814	—	757,814

	Total Health Services	1,703,300	728	1,704,028	1,266,849	—	1,266,849

	Pharmaceuticals	1,090,849	—	1,090,849	1,198,807	—	1,198,807
	Consumer Products	322,375	3,170	325,545	322,545	45,432	367,977

	Total Pharmaceuticals	1,413,224	3,170	1,416,394	1,521,352	45,432	1,566,784

	Australia & Pacific Logistics	—	—	—	—	390,355	390,355
	Loomis Courier	—	—	—	—	147,322	147,322
	Divestment of Logistics Services	—	68,147	68,147	—	—	—

	Total Logistics Services	—	68,147	68,147	—	537,677	537,677

	Unallocated	454,253	12,209	466,462	595,219	6,164	601,383

	Consolidated	4,574,301	84,254	4,658,555	4,801,962	589,273	5,391,235

	Geographic Segments

	Australia	4,274,246	69,137	4,343,383	4,389,337	391,064	4,780,401
	Other Pacific regions	121,762	2,559	124,321	162,888	20,704	183,592

	Australia & Pacific	4,396,008	71,696	4,467,704	4,552,225	411,768	4,963,993
	Americas	75,274	2,770	78,044	90,069	168,851	258,920
	Europe, Middle East & Africa	103,019	9,788	112,807	159,668	8,654	168,322

	Consolidated	4,574,301	84,254	4,658,555	4,801,962	589,273	5,391,235

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Liabilities June 2003			Liabilities June 2002
		Continuing	Discontinuing	Total	Continuing	Discontinuing	Total
		$’000	$’000	$’000	$’000	$’000	$’000
25.	Segmental Reporting (continued)

	Industry Segments

	Hospitals	214,448	—	214,448	219,857	—	219,857

	Pathology Services	72,880	—	72,880	31,662	—	31,662
	Diagnostic Imaging Services	39,738	—	39,738	19,661	—	19,661
	Medical Centres	4,604	2,061	6,665	5,347	—	5,347
	Pharmacy Services	296,358	—	296,358	287,616	—	287,616

	Total Health Services	413,580	2,061	415,641	344,286	—	344,286

	Pharmaceuticals	140,547	—	140,547	112,758	—	112,758
	Consumer Products	65,153	8,211	73,364	24,554	4,348	28,902

	Total Pharmaceuticals	205,700	8,211	213,911	137,312	4,348	141,660

	Australia & Pacific Logistics	—	—	—	—	99,899	99,899
	Loomis Courier	—	—	—	—	31,274	31,274
	Divestment of Logistics Services	—	38,106	38,106	—	—	—

	Total Logistics Services	—	38,106	38,106	—	131,173	131,173

	Unallocated	775,551	13,106	788,657	932,951	3,484	936,435

	Consolidated	1,609,279	61,484	1,670,763	1,634,406	139,005	1,773,411

	Geographic Segments

	Australia	1,550,064	47,899	1,597,963	1,566,305	93,806	1,660,111
	Other Pacific regions	10,350	4,880	15,230	9,375	7,914	17,289

	Australia & Pacific	1,560,414	52,779	1,613,193	1,575,680	101,720	1,677,400
	Americas	19,157	917	20,074	29,315	33,763	63,078
	Europe, Middle East & Africa	29,708	7,788	37,496	29,411	3,522	32,933

	Consolidated	1,609,279	61,484	1,670,763	1,634,406	139,005	1,773,411

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
26.	Capital Expenditure Commitments

	Estimated capital expenditure contracted for at balance date but not provided for, payable -

	Freehold land and buildings
	Within one year	21,251	23,000	1,018	2,174

	Plant and equipment
	Within one year	18,075	12,625	866	9,160
	Later than one and less than two years	4,447	3,858	99	—
	Later than two and less than five years	3,135	2,386	—	—
	Later than five years	698	1,273	—	—

		26,355	20,142	965	9,160

	Amounts due in future periods in respect of:
	Acquisitions of businesses, payable -
	Within one year	—	23,000	—	—

27.	Lease Commitments
	(a) Finance lease commitments payable -
	Within one year	9,923	3,349	240	69
	Later than one and less than two years	7,627	3,388	12	120
	Later than two and less than five years	4,666	2,444	—	207
	Later than five years	—	—	—	—

	Minimum lease commitments	22,216	9,181	252	396
	Future finance charges	(1,022)	(734)	—	(3)

	Total Finance Lease Liabilities	21,194	8,447	252	393

	Classified as:
	Current liabilities	9,467	3,082	240	69
	Non-current liabilities	11,727	5,365	12	324

	Total Finance Lease Liabilities	21,194	8,447	252	393

	(b) Operating lease commitments payable -
	(i) Property -
	Within one year	59,010	81,297	14,204	22,889
	Later than one and less than two years	40,706	66,980	12,669	20,963
	Later than two and less than five years	91,835	134,976	31,086	50,554
	Later than five years	114,866	211,043	60,401	137,530

	Total	306,417	494,296	118,360	231,936

	(ii) Plant and equipment -
	Within one year	15,495	29,131	1,112	10,462
	Later than one and less than two years	11,891	20,315	1,121	8,080
	Later than two and less than five years	13,737	24,770	1,442	12,699
	Later than five years	2,720	7,682	—	7,492

	Total	43,843	81,898	3,675	38,733

	Total Operating Lease Commitments	350,260	576,194	122,035	270,669

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Consolidated		Parent Entity
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
28.	Auditors’ Remuneration

	Audit services
	Auditors of the Company - KPMG
	Audit and review of the financial reports	2,371	2,617	1,634	1,759
	Audit-related fees (1)	785	—	780	—
	Other regulatory audit services	7	31	—	28

		3,163	2,648	2,414	1,787

	Other services
	Auditors of the Company - KPMG
	Other assurance services	961	504	832	70
	Taxation services	1,664	1,111	1,093	804

		2,625	1,615	1,925	874

(1) Audit-related fees comprise fees for the audit of special purpose financial statements relating to the divestment of entities / businesses during the year.

29.	Contingent Liabilities
	(a) Claims for which no reserves are considered appropriate	10,560	11,400	5,660	4,055
	Contingencies relating to sale of businesses	1,678	2,757	—	—
	Performance bonds and guarantees	13,982	—	71,126	35,330
	F H Faulding Pharmacy Guarantee Scheme (c)	79,970	81,800	—	—
	Other	—	250	—	250

	(unsecured)	106,190	96,207	76,786	39,635

(b) The consolidated entity at 30 June 2003 had service agreements with certain Non-Executive Directors which provide benefits upon retirement. The full extent of the liabilities of the parent entity under these agreements is being provided for in the financial statements over the period to the planned dates of retirement. At 30 June 2003 the maximum amount to be provided in future periods was $0.871 million (2002 $1.322 million). Service agreements also exist with certain executives under which termination benefits may in some circumstances become payable.

(c) F H Faulding & Co Limited, acquired by Mayne Group on 1 October 2001, provides guarantees of pharmacists’ borrowings from a number of banks to enable the pharmacists to acquire or expand pharmacies. To manage exposure under these guarantees, arrangements have been entered into to limit the banks’ recourse to F H Faulding & Co Limited under the guarantee scheme. The contingent liability represents the recourse limit based on loan utilisation at 30 June 2003.

(d) Under the terms of the Deeds of Cross Guarantee, described in Note 30, the Company has guaranteed the repayment of all current and future creditors in the event any of the parties to the Deeds are wound up. No deficiencies of net assets exists in these companies.

(e) On 28 April 2003 the Australian Therapeutic Goods Administration required the Group to initiate a safety related consumer level recall of batches of products manufactured for the Group by Pan Pharmaceuticals since 1 May 2002, and required that there be no further supply of these products. The Group implemented a recall process in both Australia and overseas. The Group has provided for the anticipated costs of the recall where these could be estimated, however it could still suffer further losses and be subject to claims by third parties. The Group subsequently issued legal proceedings against Pan Pharmaceuticals seeking to recover its loss and damage arising from Pan Pharmaceuticals breach of its agreement to manufacture and supply products to the Group. No receivable has been recognised in respect of this claim and it is therefore a contingent asset of the Group, subject to the outcome of the Group’s claim on Pan Pharmaceuticals.

(f) Unsecured unascertainable contingent liabilities have been undertaken in the ordinary course of business.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

30.	Deed of Cross Guarantee

Pursuant to ASIC Class Order 98/1418 (as amended) dated 13 August 1998 the wholly-owned subsidiaries listed below are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports, and directors' reports.

It is a condition of the Class Order that each of the holding entities and each of the subsidiaries enter into a Deed of Cross Guarantee.

The effect of the Deed is that each holding entity guarantees to each creditor payment in full of any debt in the event of winding up of any of the subsidiaries in each group under certain provisions of the Corporations Act 2001. If a winding up occurs under other provisions of the Corporations Act 2001, each holding entity will only be liable in the event that after six months any creditor has not been paid in full.

The subsidiaries have also given similar guarantees in the event that each holding entity is wound up.

The holding entities and subsidiaries subject to the deeds as at 30 June 2003 are:

Mayne Group	F H Faulding Group

The Mayne Group class order was entered into on 5 June 2001.	The Faulding class order was entered into on 15 June 1999. Further companies were added to the Faulding class order by virtue of Assumption Deeds dated 17 May 2001 and 27 June 2002.
The AHC Group was acquired by the economic entity on 1 February 2001 and at 30 June 2001 had a separate class order.

Further companies, including the AHC Group companies, were added to the Mayne Group class order by virtue of Assumption Deed on 22 May 2002. On 26 June 2003 a further Assumption Deed was signed adding Mayne Pharma Pty Ltd.

F H Faulding & Co Ltd (holding entity) Faulding Healthcare Pty Ltd BML Pharmaceuticals Pty Ltd Cenovis Pty Ltd
Mayne Group Ltd (holding entity)	Faulding Healthcare Retail Pty Ltd
Australian Medical Enterprises Limited	Terry White Management Pty Ltd
Mayne Health Pathology Pty Limited	Independent Pharmaceutical Supplies Pty Ltd
Gynaelab Pty Ltd	Bullivants Natural Health Products Limited
HCoA Operations (Australia) Pty Limited	Chem Mart Pty Ltd
Healthcare Imaging Services Pty Limited
Healthcare Imaging Services (Vic) Pty Limited
Hospital Corporation Australia Pty Limited
Hospitals of Australia Limited
Pathology Services Pty Limited
AHC Tilbox Pty Ltd
Australian Hospital Care (Allamanda) Pty Ltd
Australian Hospital Care (Como) Pty Ltd
Australian Hospital Care (Lady Davidson) Pty Ltd
Australian Hospital Care (Latrobe) Pty Ltd
Australian Hospital Care (Masada) Pty Ltd
Australian Hospital Care (MPH) Pty Ltd
Australian Hospital Care (Northpark) Pty Ltd
Australian Hospital Care (The Avenue) Pty Ltd
Australian Hospital Care Investments Pty Ltd
Australian Hospital Care 1988 Pty Ltd
Rehabilitation Holdings Pty Ltd
The Victorian Rehabilitation Centre Pty Ltd
Health Technologies Pty Ltd
Australian Hospital Care Ltd
HCoA Hospital Holdings (Australia) Pty Ltd
Mayne Diagnostic Imaging Holdings Pty Ltd
Mayne Healthcare Holdings Pty Ltd
Mayne Medical Centre Holdings Pty Ltd
Mayne Medical Centre Operations Pty Ltd
Mayne Pathology Holdings Pty Ltd
Mayne Pharma Pty Ltd

The following companies were removed from the Mayne Group class order during the year:

AHC Risen Pty Ltd removed by Notice of Disposal dated 22 July 2002.

Mayne Logistics Pty Ltd removed by Revocation Deed dated 26 August 2002.

Australian Hospital Care (HPH) Pty Ltd removed by Notice of Disposal dated 14 April 2003.

Consolidated statements of financial performance and consolidated statements of financial position, comprising the holding entities and subsidiaries which are parties to the Deeds, after eliminating all transactions between parties to the Deeds of Cross Guarantee, at 30 June 2003 are set out on the following page.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		Mayne Group		F H Faulding Group
		2003	2002	2003	2002
		$’000	$’000	$’000	$’000
30.	Deed of Cross Guarantee (continued)
	Statements of Financial Performance
	Profit/ (loss) from ordinary activities before income tax	(617,763)	49,855	(24,486)	1,055,508

	Income tax (expense)/benefit relating to ordinary activities	(575)	(5,780)	3,266	4,567

	Net profit/(loss) from ordinary activities after related income tax expense	(618,338)	44,075	(21,220)	1,060,075

	Retained profits/(losses) at the beginning of the year	118,042	75,185	1,283,496	223,420

	Dividends provided for or paid	(96,698)	(113,418)	—	—

	Net (decrease) in retained profits on the initial adoption of revised AASB 1028 “Employee Benefits”	(1,409)	—	—	—

	Retained profits/(losses) at the end of the year	(598,403)	5,842	1,262,276	1,283,495

	Statements of Financial Position

	Current Assets
	Cash and deposits	120,259	225,288	12,099	31,750
	Receivables	779,380	1,164,768	366,343	946,486
	Inventories	104,260	35,796	208,306	229,482
	Assets held for resale	35,311	—	—	—
	Other current assets	25,823	24,726	—	—

	Total Current Assets	1,065,033	1,450,578	586,748	1,207,718

	Non-Current Assets
	Deposits	675	244	—	—
	Receivables	27,878	111,609	1,456,625	865,479
	Other financial assets	2,527,363	2,869,776	45,364	67,936
	Property, plant & equipment	659,737	806,802	63,026	113,795
	Intangibles	915,389	500,497	108,096	110,860
	Deferred tax assets	124,754	141,957	59,822	39,236
	Other	7,234	5,563	—	—

	Total Non-Current Assets	4,263,030	4,436,448	1,732,933	1,197,306

	Total Assets	5,328,063	5,887,026	2,319,681	2,405,024

	Current Liabilities
	Payables	274,110	172,994	376,272	455,923
	Interest-bearing liabilities	1,578,109	1,370,013	—	—
	Current tax liabilities	1,358	6,690	45,812	23,855
	Provisions	189,549	189,645	17,565	17,379

	Total Current Liabilities	2,043,126	1,739,342	439,649	497,157

	Non-Current Liabilities
	Payables	1,568	2,640	3,621	3,191
	Interest-bearing liabilities	529,520	607,728	—	912
	Deferred tax liabilities	24,413	24,309	—	6,994
	Provisions	15,422	19,196	2,323	1,515

	Total Non-Current Liabilities	570,923	653,873	5,944	12,612

	Total Liabilities	2,614,049	2,393,215	445,593	509,769

	Net Assets	2,714,014	3,493,811	1,874,088	1,895,255

	Equity
	Contributed equity	3,292,515	3,403,284	611,021	611,021
	Reserves	19,902	19,902	791	739
	Retained profits/(losses)	(598,403)	70,625	1,262,276	1,283,495

	Total Equity	2,714,014	3,493,811	1,874,088	1,895,255

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Country of Incorporation	Mayne Group Limited’s direct and indirect interest held
		Notes		2003	2002
				%	%
31.	Particulars in relation to Controlled Entities

	Parent Entity
	Mayne Group Limited		Australia

	Controlled Entities	(a)(b)
	Stonehenge Properties Pty Ltd		Australia	100	100
	The Ward Corporation Pty Limited		Australia	100	100
	Mayne Finance Limited	(d)	Australia	100	100
	Mayne Properties Pty Ltd		Australia	100	100
	Mayne Employee Share Acquisition Plan Pty Ltd		Australia	100	100
	- Mayne Employee Share Acquisition Plan Trust	(d)		100	100
	Mayne Logistics Pty Ltd	(e)	Australia	—	100
	- Mayne Asian Holdings Pty Ltd	(e)	Australia	—	100
	Saftsal Pty Limited		Australia	100	100
	-Aksertel Pty Limited		Australia	100	100
	-Onosas Pty Limited		Australia	100	100
	-Lamsak Pty Limited		Australia	100	100
	HCoA International Holdings Pty Ltd		Australia	100	100
	Pathology Services Pty Ltd	(c)	Australia	100	100
	- Gynaelab Pty Limited	(c)	Australia	100	100
	Pruinosa Pty. Limited		Australia	100	100
	Australian Medical Enterprises Limited	(c)	Australia	100	100
	- AME Hospitals Pty Ltd		Australia	100	100
	- AME Trust			100	100
	- Victoria House Holdings Pty Limited		Australia	100	100
	- Larches Pty Ltd		Australia	100	100
	- AME Properties Pty Ltd		Australia	100	100
	- AME Property Trust			100	100
	- Attadale Hospital Property Pty Ltd		Australia	100	100
	- Glengarry Hospital Property Pty Ltd		Australia	100	100
	- Jamison Private Hospital Property Pty Ltd		Australia	100	100
	- AME Trading Trust			100	100
	- Hadassah Pty Ltd		Australia	100	100
	- Rannes Pty Ltd		Australia	100	100
	- Glengarry Hospital Unit Trust No 2			100	100
	- Glengarry Hospital Unit Trust No 1			100	100
	- Hallcraft Pty Ltd		Australia	100	100
	- Hallcraft Unit Trust			100	100
	- Jandale Pty Ltd		Australia	100	100
	- AME Medical Services Pty Ltd		Australia	100	100
	- Integrated Health Care Pty Ltd		Australia	100	100
	- Kelldale Pty Ltd		Australia	100	100
	- Seacresh Pty Limited		Australia	51	51
	- Seacrest Unit Trust	(d)		51	51
	- Pacific Medical Centres Pty Limited		Australia	100	100
	- Link Medical Laboratory Holdings Pty Ltd		Australia	100	100

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Country of incorporation	Mayne Group Limited’s direct and indirect interest held
		Notes		2003	2002
				%	%
31.	Particulars in relation to Controlled Entities (continued)

	Trezise Services Pty Ltd		Australia	100	100
	Hillsands Pty Ltd		Australia	100	100
	Sugerman’s Pathology Pty Ltd		Australia	100	100
	Mayne Healthcare Holdings Pty Ltd	(c)	Australia	100	100
	- Mayne Pathology Holdings Pty Ltd	(c)	Australia	100	100
	- Mayne Health Pathology Pty Ltd	(c)	Australia	100	100
	- Dorevitch Laboratory Services Pty Ltd		Australia	100	100
	- Queensland Medical Services Pty Ltd		Australia	100	—
	- Mayne Medical Centre Holdings Pty Limited	(c)	Australia	100	100
	- Mayne Medical Centre Operations Pty Limited	(c)	Australia	100	100
	- Mayne Aged Care Holdings Pty Ltd		Australia	100	100
	- Queensland Specialist Services Pty Ltd (formerly Mayne Aged Care Operations Pty Ltd)		Australia	100	100
	- Mayne Aged Care Operations Pty Ltd		Australia	100	100
	- Mayne Diagnostic Imaging Holdings Pty Limited	(c)	Australia	100	100
	- Healthcare Imaging Services Pty Ltd	(c)	Australia	100	100
	- Queensland Diagnostic Imaging Pty Ltd		Australia	100	—
	- Healthcare Imaging Services (Vic) Pty Ltd	(c)	Australia	100	100
	- Cabramatta Imaging Pty Ltd		Australia	50	50
	- Cabramatta Unit Trust	(d)		50	50
	- Brystow Pty Ltd		Australia	100	100
	- Western Suburbs Ultra-sound & Radiology Services Trust			100	100
	- Orana Services Trust	(d)		50	50
	- Orana Services Pty Ltd		Australia	50	50
	- Norcoray Unit Trust	(d)		50	50
	- Norcoray Pty Ltd		Australia	50	50
	Mayne Finance (Aust) Pty Ltd		Australia	100	100
	- HCA Management Pty Limited		Australia	100	100
	Malahini Pty Limited		Australia	100	100
	- Tilemo Pty Limited		Australia	100	100
	- Hospital Affiliates of Australia Pty Ltd		Australia	100	100
	- C.R.P.H. Pty. Limited		Australia	100	100
	- P.M.P.H. Pty. Limited		Australia	100	100
	- Hospital Developments Pty. Limited		Australia	100	100
	Relkban Pty. Limited		Australia	100	100
	Relkmet Pty. Limited		Australia	100	100
	Votraint No. 664 Pty. Limited		Australia	100	100
	Votraint No. 665 Pty. Limited		Australia	100	100
	- HOAIF Pty Ltd		Australia	100	100
	Hospitals of Australia Limited	(c)	Australia	100	100
	- Dabuvu Pty Limited		Australia	100	100
	Wellness Holdings Pty Ltd		Australia	100	100
	- Corporate Wellness Solutions Pty Ltd		Australia	100	100

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Country of incorporation	Mayne Group Limited's direct and indirect interest held
		Notes		2003	2002
				%	%
31.	Particulars in relation to Controlled Entities (continued)

	- HCoA Hospital Holdings (Australia) Pty Ltd	(c)	Australia	100	100
	- HCoA Operations (Australia) Pty Ltd	(c)	Australia	100	100
	- Hospital Corporation Australia Pty Limited	(c)	Australia	100	100
	- Australian Hospital Care Limited	(c)	Australia	100	100
	- Australian Hospital Care (Latrobe) Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care (MPH) Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care (The Avenue) Pty Ltd	(c)	Australia	100	100
	- Rehabilitation Holdings Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care 1998 Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care (Masada) Pty Ltd	(c)	Australia	100	100
	- Masada Private Hospital Unit Trust			100	100
	- Australian Hospital Care (Como) Pty Ltd	(c)	Australia	100	100
	- AHC Tilbox Pty Ltd	(c)	Australia	100	100
	- AHC Risen Pty Ltd	(e)	Australia	—	100
	- Australian Hospital Care (Knox) Pty Ltd		Australia	100	100
	- Knox Private Hospital Unit Trust			100	100
	- Australian Hospital Care (Northpark) Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care (Dorset) Pty Ltd		Australia	100	100
	- Dorset Private Hospital Unit Trust			100	100
	- Australian Hospital Care Investments Pty Ltd	(c)	Australia	100	100
	- AHC Radiology Pty Ltd		Australia	100	100
	- The AHC Radiology Unit Trust			100	100
	- Australian Hospital Care (Pindara) Pty Ltd		Australia	100	100
	- Pindara Private Hospital Unit Trust			100	100
	- Australian Hospital Care (Ringwood) Pty Ltd		Australia	100	100
	- Ringwood Private Hospital Unit Trust			100	100
	- Australian Hospital Care (Lady Davidson) Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care (MSH) Pty Ltd		Australia	100	100
	- Australian Hospitals Unit Trust			100	100
	- Australian Hospital Care (Allamanda) Pty Ltd	(c)	Australia	100	100
	- Australian Hospital Care (HPH) Pty Ltd	(e)	Australia	—	100
	- The Victorian Rehabilitation Centre Pty Ltd	(c)	Australia	100	100
	- Health Technologies Pty Ltd	(c)	Australia	100	100
	- eHealth Technologies Limited		Australia	100	100
	- Australian Hospital Care (Spare) Pty Ltd		Australia	100	100
	- Spare Unit Trust			100	100
	F H Faulding & Co Ltd	(d)	Australia	100	100
	- Mayne Pharma Pty Ltd	(c)	Australia	100	100

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Country of incorporation	Mayne Group Limited’s direct and indirect interest held
		Notes		2003	2002
				%	%
31.	Particulars in relation to Controlled Entities (continued)

	Mayne Limited		New Zealand	100	100
	- Mayne Holdings (NZ) Limited		New Zealand	100	100
	Transport Security Insurance (Pte) Ltd		Singapore	100	100
	- Gold Reserve Limited	(e)	Hong Kong	—	100
	- China-Australia Cold Store and Warehouse Co. Ltd	(e)	People’s Republic of China	—	95
	- Mayne Logistics (Malaysia) Sdn. Bhd.	(e)	Malaysia	—	100
	- Etika Gelora Sdn. Bhd.	(e)	Malaysia	—	30
	- Mayne Logistics (Thailand) Limited	(e)	Thailand	—	60
	PT Health Care of Surabaya		Indonesia	99	99
	PT Putramas Muliasantosa	(i)	Indonesia	95	95
	- PT Mitrajaya Medikatama		Indonesia	95	95
	- PT Mayne Logistics Operations	(e)	Indonesia	—	100
	- Mayne Holdings (Fiji) Ltd	(e)	Fiji	—	100
	- Mayne Services (Fiji) Ltd	(e)	Fiji	—	100
	- Bergaglio Trasporti S.r.l.	(g)	Italy	100	100
	- Mayne SNC	(f)	Belgium	100	100
	- Mayne International B.V.		The Netherlands	100	100
	- Mayne Nickless Eindhoven B.V.		The Netherlands	100	100
	- Mayne Holdings (UK) Ltd		United Kingdom	100	100
	- Mayne European Holdings Limited		United Kingdom	100	100
	- Security Express Limited		United Kingdom	100	100
	- D.P.E. International Limited		United Kingdom	100	100
	Mayne Group Canada Inc.	(e)	Canada	—	100
	- Mayne Transport Inc.	(e)	Canada	—	100
	- Mayne Logistics Inc.	(e)	Canada	—	100
	- Mayne Incorporated		United States	100	100

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Country of incorporation	Mayne Group Limited’s direct and indirect interest held
		Notes		2003	2002
				%	%
31.	Particulars in relation to Controlled Entities (continued)

	- DBL Australia Pty Ltd		Australia	100	100
	- Mayne Pharma (Canada) Inc		Canada	100	100
	- Mayne Pharma do Brasil Lda (formerly Faulding Farmaceutica do Brasil Lda)		Brazil	100	100
	- Faulding Healthcare Pty Ltd	(c)	Australia	100	100
	- BML Pharmaceuticals Pty Limited	(c)	Australia	100	100
	- Cenovis Pty Ltd	(c)	Australia	100	100
	- Cenovis Health Co Sdn Bhd		Malaysia	100	100
	- Cenovis Health Co Pty Ltd		Australia	100	100
	- Vitelle Health Company Pty Limited		Australia	100	100
	- AHB Pty Limited		Australia	100	100
	- Faulding Healthcare Europe Holdings Ltd		United Kingdom	100	100
	- Faulding Consumer UK Limited		United Kingdom	100	100
	- Bullivants’ Natural Health Products Pty Limited	(c)	Australia	100	100
	- Bullivants’ Natural Health Products (HK) Limited		Hong Kong	100	100
	- Bullivants’ Natural Health Products (International) Pty Ltd		Australia	100	100
	- Mayne Consumer Products (NZ) Limited (formerly Faulding Consumer (NZ) Limited)		New Zealand	100	100
	- Natural Nutrition Pty Ltd		Australia	100	100
	- Natural Facts Pty Limited		Australia	100	100
	- Chem Mart Pty Limited	(c)	Australia	100	100
	- Faulding Healthcare Retail Pty Ltd	(c)	Australia	100	100
	- Terry White Management Pty Ltd	(c)	Australia	100	100
	- Healthsense Pty Ltd		Australia	100	100
	- The Medicine Shoppe Australia Pty Ltd		Australia	100	100
	- Minfos Systems Pty Ltd		Australia	80	80
	- F H Faulding Securities Pty Ltd		Australia	100	100
	- F H Faulding Services Pty Ltd		Australia	100	100
	- Queensland Biochemics Pty Ltd		Australia	100	100
	- Independent Pharmaceutical Supplies Pty Ltd	(c)	Australia	100	100
	- ACN 091 753 043 Pty Ltd		Australia	100	100
	- Healthlinks.net Pty Ltd		Australia	100	100
	- COMDOTPLI Pty Ltd		Australia	50	50
	- GenRx Pty Ltd		Australia	100	100
	- Faulding Healthcare International Holdings Inc		United States	100	100
	- Faulding Healthcare US Holdings Inc		United States	100	100
	- Faulding Consumer Holdings Inc		United States	100	100
	- Faulding Healthcare (IP) Holdings Inc	(e)	United States	—	100
	- Faulding Consumer Inc	(e)	United States	—	100
	- Faulding Medical Device Co		United States	100	100
	- Faulding Pharmaceutical Co		United States	100	100
	- Faulding Puerto Rico, Inc		United States	100	100
	- Mayne Pharma (Mexico) SA		Mexico	100	—

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Country of incorporation	Mayne Group Limited's direct and indirect interest held
		Notes		2003	2002
				%	%
31.	Particulars in relation to Controlled Entities (continued)

	- Mayne Pharma (Hong Kong) Ltd (formerly Faulding Pharmaceuticals (Hong Kong) Ltd		Hong Kong	100	100
	- Mayne Pharma (Malaysia) Sdn Bhd		Malaysia	100	100
	- Faulding Pharmaceuticals (NZ) Ltd		New Zealand	100	100
	- Chem Mart Pharmaceuticals (NZ) Ltd		New Zealand	100	100
	- Mayne Pharma plc (formerly Faulding Pharmaceuticals plc)		United Kingdom	100	100
	- Mayne Pharma Euro Finance Co Ltd		United Kingdom	100	—
	- Mayne Pharma (Deutschland) GmbH (Formerly Faulding Arzneimittel GMBH)		Germany	100	100
	- Mayne Pharma (Portugal) Lda (formerly Faulding Farmaceutica, Lda)		Portugal	100	100
	- S.A. Mayne Pharma (Benelux) N.V. (formerly Faulding Pharmaceuticals NV)		Belgium	100	100
	- Faulding Pharmaceuticals SA		France	100	100
	- Mayne Pharma (Italia) Srl (formerly Faulding Farmaceutici srl)		Italy	100	100
	- Mayne Pharma (Espana) SL (formerly Faulding Farmaceutica SL)		Spain	100	100
	- Mayne Pharma (Ireland) Limited (formerly Central Laboratories Limited)		Ireland	100	100
	- Central Laboratories (Ireland) Ltd		Ireland	100	100
	- Mayne Pharma (Schweiz) GmbH		Switzerland	100	100
	- Mayne Pharma (Nordic) AB		Sweden	100	—
	- Mayne Pharma (SEA) Pte Ltd (formerly Faulding Pharmaceuticals (SEA) Pte Ltd)		Singapore	100	100
	- Faulding Distributors (SEA) Pte Ltd		Singapore	100	100
	- Newage Sdn Bhd		Malaysia	67	67
	- Faulding-DBL Pharmaceuticals Company (Japan) Limited		Japan	100	100
	- Mayne Pharma Philippines Inc (formerly Faulding Pharmaceuticals Philippines Inc)		Philippines	100	100
	- F H Faulding Properties (Vic) Pty Ltd		Australia	100	100
	- F H Faulding Properties (SA) Pty Ltd		Australia	100	100
	- F H Faulding Properties (Vic) Trust			100	100
	- F H Faulding (Vic) 1984 Pty Ltd		Australia	100	100
	- PSPA Pty Ltd		Australia	100	100
	- Naslock Pty Ltd		Australia	100	100
	- Pharmacy Promotions Pty Ltd		Australia	100	100
	- ACN 007 444 322 Pty Ltd		Australia	100	100
	- DSU Pty Ltd (formerly CMAX Pty Ltd)		Australia	100	100

(a)	All controlled entities are audited by KPMG .
(b)	Entities not directly held by Mayne Group Limited are indented.
(c)	These Australian controlled entities are not required to prepare financial reports or to be audited for statutory purposes because they have entered into deeds of cross guarantee as detailed in Note 30.

All Australian controlled entities other than those noted under (d) are small proprietary companies and are not required to prepare audited financial reports.
(d)	These Australian controlled entities are required to prepare audited financial reports.
(e)	Divested during the current financial year.
(f)	Owned 99% by Mayne Holdings (U.K.) Limited and 1% by Mayne European Holdings Limited.
(g)	In liquidation.
(h)	All entities are domiciled in their country of incorporation.
(i)	Owned 60% by Mayne Group Limited and 35% by PT Healthcare of Surabaya.
(j)	No controlled entities carry on material business operations other than in their country of incorporation.

3Notes to the financial statements for the financial year ended 30 June 2003 (continued)

31.	Particulars in relation to Controlled Entities (continued)

	Acquisition and Disposal of Controlled Entities:

	The following controlled entities were acquired during the financial year:
		Date of Acquisition	Consideration	Acquisition provision raised	Proportion of Shares Acquired
			$’000	$’000%
	Queensland Medical Services Pty Ltd and the Queensland Medical Laboratories business	1/10/02	260,288	14,061	100

	Queensland Diagnostic Imaging Pty Ltd	21/05/03	90,712	1,310	100

	During the year other diagnostic services businesses and assets were acquired for consideration of $47,262,000

	The following controlled entity was disposed of during the financial year:
		Date of Disposal	Consideration	Consolidated Profit/(Loss) on Disposal	Proportion of Shares Sold
			$’000	$’000%
	Mayne Group Canada Inc and subsidiaries	3/02/03	172,965	42,510	100
	Mayne Logistics Pty Ltd and subsidiaries	3/02/03	169,358	(34,766)	100
	Australian Hospital Care (HPH) Pty Ltd	13/04/03	—	(43,200)	100
	Faulding Consumer Inc	4/04/03	7,730	(1,907)	100
	Faulding Healthcare (IP) Holdings Inc	4/04/03	—	—	100

	Logistics businesses operated as divisions of Mayne Group Limited were also disposed of for total consideration of $103,248,000.

	The following controlled entities were acquired during the previous financial year:
		Date of Acquisition	Consideration	Acquisition provision raised	Proportion of Shares Acquired
			$’000	$’000%
	FH Faulding & Co Limited (1)	1/10/2001	2,354,915	36,900	100

(1)    FH Faulding & Co Limited manufacture and distribute pharmaceutical and other healthcare products. Pharmaceuticals comprises the development, manufacture and distribution of injectible pharmaceuticals and of health and personal care products and the provision of distribution and retail management services to pharmacies.

	On 1 December 2001 the 35% outside equity interest in P T Putramas Muliasantosa was acquired for $ 41.394 million.

	The following controlled entities were disposed of during the previous financial year:
		Date of Disposal	Consideration	Consolidated Profit/(Loss) on Disposal	Proportion of Shares Sold
			$’000	$’000%
	Mayne Health Logistics Pty Ltd (1)	7/12/2001	—	nil	100

(1)    In conjuction with the acquisition of F H Faulding & Co Ltd and the simultaneous disposal of the Faulding oral pharmaceutical business, Mayne Health Logistics Pty Ltd was sold to Alpharma Inc. for consideration of $1.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

32.	Equity Accounting Information

	Associated Entities at 30 June 2003 were:
	Associated Entity	Principal Activity	% Interest in Equity Capital		Equity Accounted Year Ended	Investment Carrying amount		Dividends Received		Equity share of operating profits/(losses) after tax & extraordinary items & outside equity interests
						Equity Value	Equity Value
			2003	2002		2003	2002	2003	2002	2003	2002
						$'000	$'000	$'000	$'000	$'000	$'000
	St George Private Hospital Nuclear Medicine Pty Ltd	Medical Services - Australia	50.00%	50.00%	30 June	281	362	107	—	(80)	22

	Campsie Nuclear Medicine Pty Ltd	Medical Services - Australia	50.00%	50.00%	30 June	97	47	—	—	50	(10)

	Gippsland Pathology Service Pty Ltd	Pathology Services- Australia	32.00%	32.00%	30 June	7,154	7,492	448	866	(337)	(429)

	Minjesk Investment Corporation Limited	Hospital - Fiji	—%	20.00%	30 June	—	481	—	—	(317)	(498)

	Indo China Healthcare Limited	Pharmaceutical distribution - Thailand	45.00%	—%	30 June	974	—	—	—	639	—

						8,506	8,382	555	866	(45)	(915)

(a) The only associated entity to which notional goodwill is attributable is Gippsland Pathology Service Pty Limited.

(b) The market values of investments in associated entities are represented by their equity carrying values.

(c) The investment in Minjesk Investment Corporation Limited was divested with effect from 30 June 2003.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		2003	2002
		$’000	$’000
32.	Equity Accounting Information (continued)

	Financial Information relating to Associates:

	The consolidated entity’s share of profits and losses, assets and liabilities of associates, in aggregate is:

	Statement of Financial Performance:

	Share of profits / (losses) from ordinary activities before tax of associates	1,450	728
	Share of income tax expense attributable to profit/(loss) from ordinary activities of associates	(530)	(367)

	Share of net profit/(loss) as disclosed by associates	920	361
	Equity accounting adjustments:
	- goodwill amortisation	(410)	(410)

	Equity accounted share of net profit/(loss) of associates	510	(49)
	Dividends received from associates	(555)	(866)

	Share of associates net profit equity accounted	(45)	(915)

	Statement of Financial Position:

	Reserves:
	Equity share of reserves of associated entities at the beginning of the year	(7)	(3)
	Equity share of reserves in the current year	—	(4)
	Equity share divested	7	—

	Equity accounted share of reserves of associates at the end of the year	—	(7)

	Retained Profits:
	Equity share of retained profits of associated entities at the beginning of the year	(1,106)	(191)
	Equity share of retained profits in the current year	(45)	(915)
	Equity share divested	881	—

	Equity accounted share of retained profits of associates at the end of the year	(270)	(1,106)

	Movements in carrying amount of investments:
	Carrying amount of investments in associates at the beginning of the year	8,382	8,798

	Changes in equity invested in associates during the year	(719)	503
	Equity share divested during the year	888	—
	Share of movement in associates reserves	—	(4)
	Share of associates net profit equity accounted	(45)	(915)

	Carrying amount of investments in associates at the end of the year	8,506	8,382

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

		2003	2002
		$’000	$’000

33.	Transactions with Related Parties

	Wholly Owned Group

	Dividends and interest received by the parent entity from controlled entities are disclosed in Note 3.

	Interest paid by the parent entity to controlled entities is disclosed in Note 4.

	Details of investments in controlled entities are disclosed in Notes 13 and 31.

	Amounts due to and receivable from controlled entities within the wholly owned group are disclosed in Notes 9, 12 and 18.

	These balances comprise:

	Receivables	397,378	33,190
	Loans at call	3,735,233	1,927,482
	Accrued interest	30	1,733

	Amounts owing by controlled entities	4,132,641	1,962,405

	Weighted average interest rates	4.39%	4.82%

	Payables	314	1,259
	Loans at call	3,790,721	1,801,651
	Accrued interest	22,017	31,288

	Amounts owing to controlled entities	3,813,052	1,834,198

	Weighted average interest rates	1.62%	4.85%

Interest is charged only on loans at call owing to operating controlled entities.

Interest rates charged are based on the consolidated entity’s planned investment and borrowing rates set at the commencement of each financial year.

	Loans between entities in the wholly owned group are repayable at call.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

33.	Transactions with Related Parties (continued)

Associated Entities:

Dividends paid by associated entities are disclosed in Note 32.

St George Private Hospital Nuclear Medicine Pty Ltd

An entity within the consolidated entity charges rent and outgoings and provides accounting services for St George Private Hospital Nuclear Medicine Pty Ltd. During the 2003 financial year these charges totalled $0.115 million (2002, $nil) of which $ nil (2002, $nil ) was outstanding at period end.

Campsie Nuclear Medicine Pty Ltd

An entity within the consolidated entity charged rent and outgoings and provides accounting services for Campsie Nuclear Medicine Pty Ltd. During the 2003 financial year these charges totalled $ 0.132 million (2002, $0.255 millionl) of which $ nil (2002, $nil ) was outstanding at period end.

Minjesk Investment Corporation Limited

An entity within the consolidated entity charges management fees to Minjesk Investment Corporation Limited. During the 2003 financial year these charges totalled $ 0.161million (2002, $ 0.176 million). The investment in Minjesk Investment Corporation Limited was divested with effect from 30 June 2003.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

33.	Transactions with Related Parties (continued)

Directors’ Interests

Parent Entity

The names of the Directors of Mayne Group Limited who held office at any time during the financial year are:

	P.J. Willcox	Appointed 1 October 2002
	P.J.Smedley	Appointed 19 July 2000, retired 28 August 2002
	M.R. Rayner	Appointed 11 July 1995, retired 31 December 2002
	P.C. Barnett	Appointed 28 February 1996
	Sir Ross Buckland	Appointed 25 September 2001
	S.B. James	Appointed 29 January 2002
	S.C.H. Kay	Appointed 28 September 2001
	P.E. Mason	Appointed 8 September 1992
	R.M. Russell	Appointed 28 August 2001
	J. Sloan	Appointed 12 December 1995

Directors’ holdings of shares and options :

The interests of Directors of the parent entity and their Director related entities in shares and options of entities within the consolidated entity at balance date was:

	2003	2002
Mayne Group Limited:

Ordinary shares fully paid (1)	951,546	2,944,814
Options over ordinary shares	—	—

(1)	The 2003 and 2002 figures include 750,000 shares issued to SB James on 23 June 2000 pursuant to shareholder approval received at the Annual General Meeting in November 2000 details of which are referred to below. This does not include 140,000 SAR’s granted to S B James on 14 November 2002 and referred to in Note 20.

Share Transactions:

The aggregate number of shares acquired and disposed of by Directors of the parent entity and their Director related entities during the year was :

	2003	2002
Mayne Group Limited:

Shares acquired:
Ordinary shares fully paid (1)	69,144	70,272
Options over ordinary shares	—	—

Shares disposed of:
Ordinary shares fully paid	—	—

(1)	These are shares purchased on-market under the Non-Executive Directors share plan referred to in Note 20. Dividends paid by the parent entity during the year on Directors’ shareholdings were $0.106 million (2002, $0.382 million).

The Directors held no shares in the capital of any corporation related to the consolidated entity (as defined in Section 50 of the Corporations Act 2001) as at the date of this financial report other than as bare trustee for a company in the economic entity.

Loans to Directors:

At the Annual General Meeting in November 2000 shareholders ratified the issue, on 23 June 2000, of 2,000,000 shares to PJ Smedley and 750,000 shares to SB James, in each case at market price and financed by an interest free loan of $5.86 million in the case of Mr Smedley and $2.198 million in the case of Mr James. The loan to Mr Smedley was repaid in full on 31 December 2002 in accordance with the terms of his service agreement. The loan to Mr James must be repaid in full by no later than the expiry date of his service agreement. If the amount outstanding at the relevant date exceeds the value of the shares issued, repayment is only required of an amount equal to the value of the shares on that date. The loan must be reduced by the after-tax amount of any dividends received in respect of the shares and by the after-tax amount of any fees received by Mr James as a result of holding a directorship (with the Company's consent) of a company outside the Mayne Group. Any proceeds of a buy-back or cancellation of the shares by the Company must first also be applied to repayment of the loan. The Company is liable for any fringe benefits tax payable in respect of the issues of shares and the loans. During the year, the outstanding balance of $5.395 million (2002: $0.29 million) of the loan to Mr Smedley was repaid and $0.05 million (2002 : $0.04 million) of the loan to Mr James was repaid. At 30 June 2003, the balance of the loan to Mr James outstanding was $2.05 million.

During the year, loans were advanced to W. Udiaty and Dr S. Budianto, a director of PT Health Care of Surabaya, in the amounts of A$21,701 and A$32,553 respectively. These loans are for a period of 5 years and are interest free. An amount of A$10,851 was received in part repayment of these loans during the year. The balance of these loans at balance date are A$43,403.

In addition, a further car loan was advanced to RC Susilo, a director of PT Putramas Mutiasantosa in the sum of $A19,533. The balance of this loan and loans previously made to J Gunawan, a director of PT Mitrajaya Medikatama, was $A37,981 at balance date (2001: A$35,110). These loans are for a period of 5 years and are interest free. An amount of A$12,841 (2002 : A$12,162) was received in part repayment of these loans during the year.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

33.	Transactions with Related Parties (continued)

Other transactions:

Particulars of related party transactions entered into by the consolidated entity with Directors or their director related entities during the year are as follows:

(a)	During the year, the parent entity has entered into:

(i)	a deed of indemnity in favour of P J Willcox (who became a Director on 1 October 2002) in accordance with the terms of rules 69(a) and (b) of the parent entity’s constitution which provide an indemnity against liabilities incurred while acting as an officer of the parent entity to persons (excluding the parent entity or its related bodies corporate) to the extent permitted by law;

(ii)	a deed in favour of PJ Willcox in accordance with the terms of rules 68 and 69(c) of the parent entity’s constitution which include basically for a period of seven years after ceasing to be a Director:

–	rights of access and use with respect to Board papers, minutes of Board and of Committee meetings and other related documents in connection with proceedings in which the Director may be involved, subject to reasonable limitations where issues of confidentiality or privilege arise; and

–	obligations of the parent entity to arrange directors’ and officers’ liability insurance on terms which are reasonable having regard to various factors relating to the parent entity and the insurance market;

(iii)	deeds of indemnity with P J Smedley, S B James, S C H Kay, R McR Russell, P L Jenkins, J W Priestley, D B Cranwell and J F Carroll indemnifying them in relation to certain liabilities that may be incurred in connection with the de-merger of the parent entity’s non-health logistics businesses and the associated due diligence process;

(iv)	deeds of indemnity with M R Rayner, P C Barnett, Sir Ross Buckland, P E Mason, J Sloan and M D Jenkins indemnifying them in relation to certain liabilities that may be incurred in connection with the de-merger of the parent entity’s non-health logistics businesses;

(v)	deeds of indemnity with R J McNeilly, G D Curlewis, M G Ould, D J Ryan and H C Thorburn, indemnifying them in relation to certain liabilities that may be incurred in connection with the de-merger of the parent entity’s non-health logistics businesses;

(vi)	deeds of indemnity with Loomis Limited in favour of J W Pearce, C R Richards, A M Reid, S P Roche, R J Cooke, C Fuller, P A Kopanidis, N Moss, H Anneveldt, T Roper, D Butt and D Hay in relation to certain liabilities that may be incurred in connection with the de-merger of the parent entity’s non-health logistics businesses and the associated due diligence process; and

(vii)	entered into a deed of indemnity with Neil Rodaway indemnifying him in relation to certain liabilities that may be incurred while acting as an officer of Onelink Holdings and AFC Equipment Co Pty Ltd to the extent permitted by law.

(b)	The parent entity pays premiums in respect of directors’ and officers’ liability insurance. Part of the premium relates to former directors and officers of the consolidated entity.

(c)	MR Rayner who resigned as a Director of the parent entity on 31 December 2002 was paid a retiring benefit of $750,756 during the year in accordance with his service contract and as approved by shareholders.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

33.	Transactions with Related Parties (continued)

(d)	Certain wholly-owned controlled entities entered into transactions with their Directors or entities associated with their Directors. These transactions included:

(i)	Rental paid to B McClelland, a director of Mayne Pharma (Ireland) Limited (previously Central Laboratories Limited) and Central Laboratories (Ireland) Limited, for the use of premises leased from him. Services were provided to Mayne Pharma (Ireland) and Mayne Pharma Plc by parties related to B McClelland. All fees were paid on normal commercial terms and conditions.

(ii)	Legal fees paid to the legal firm of which R S Carswell, a director of Mayne Pharma (Canada) Inc, is a partner. These fees were paid on normal commercial terms and conditions.

(iii)	Legal fees paid to the legal firm of which S Beaubien, a director of Mayne Pharma (Canada) Inc, is a partner. These fees were paid on normal commercial terms and conditions.

(iv)	Legal fees paid to the legal firm of which W R Griffith, a director of Faulding Pharmaceutical Co and its subsidiaries, is a partner. These fees were paid on normal commercial terms and conditions.

(v)	Legal fees paid to the legal firm of which R McR Russell, a director of Mayne Group Limited, is a partner. These fees were paid on normal commercial terms and conditions.

(vi)	Corporate Service Fees were paid to the firm of which Mah Li Chen, a director of Mayne Pharma (Malaysia) Sdn Bhd (previously Faulding Pharmaceuticals (M) Sdn Bhd), is a director.

(vii)	Euromed Srl, Fin Posillipo Spa, Farmacie Petrone Srl, Farmacie Massimo Petrone, Bandridge International Services Ltd and Farmacie Carmine Petrone Srl, all of which are director related entities of R Petrone, a director of Mayne Pharma (Italia) Srl (previously Faulding Farmaceutici Srl), bought and sold various goods and services from Mayne Pharma (Italia) Srl on normal commercial terms and conditions.

These amounts comprise:

	2003	2002
	$’000	$’000
Purchase of goods and services	2,985	973
Sale of goods and services	80	725
Commision paid	—	91
Legal fees	6,283	2,102
Rent paid	—	26
Corporate services and other fees	2	59

The following amounts were outstanding at the end of the year arising from transactions with directors of companies in the consolidated entity and their director related entities during the year detailed above:

Aggregate amounts receivable:
from Directors and their director related entities
Current	$3,348

Aggregate amounts payable:
to Directors and their director related entities
Current	$1,193,680

(e)	From time to time Directors of the parent entity or its controlled entities may use the logistics or healthcare services provided by entities within the consolidated entity.

(f)	Directors of the parent entity are Directors of other entities which trade with the consolidated entity under normal customer supplier relationships. None of these Directors is able individually or jointly to significantly influence the commercial relationship of these entities with the consolidated entity.

(g)	In addition to the transactions above, transactions entered into during the year with Directors of its controlled entities or with director-related entities included contracts of employment with relatives of Directors on either a full time, casual or work experience basis on normal commercial terms and conditions.

Each of the transactions referred to in (e), (f) and (g) above:

(i)	occur within a normal employee, customer or supplier relationship on terms and conditions no more favourable than those which it is reasonable to expect the entity would have adopted if dealing with the director or director-related entity at arm’s length in the same circumstances;

(ii)	do not have the potential to adversely affect decisions about the allocation of scarce resources made by users of the financial report, or the discharge of accountability by the directors, if disclosed in the financial report only by general description; and

(iii)	are trivial or domestic in nature.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

34. Superannuation Commitments

As at 30 June 2003 entities within the consolidated entity participated in a defined benefit plan.

The defined benefit plan provides benefits to employees or their dependants on retirement, resignation, disablement or death. Members and entities within the consolidated entity make contributions as specified in the rules of the fund. Contributions by these entities are based on percentages of current salaries actuarially assessed to meet defined benefits based on multiples of final average salaries determined by length of service and are enforceable in accordance with the respective rules so long as they are parties to the fund.

An actuarial assessment of the defined benefit plan was made by an independent actuary, D A Scott FAI, on 1 July 2002.

At the recommendation of the Fund's actuary and at the request of the Trustee, the Parent entity made a contribution of $1.88 million prior to 30 June 2003 to the Mayne Group Limited Superannuation Fund. The assets of the fund are sufficient to satisfy all benefits that would have been vested in the event of the termination of the fund, or in the event of the voluntary or compulsory termination of the employment of each employee.

Contributions are also made to a number of industry accumulation funds in accordance with various awards.

The Group divested its logistics businesses in Australia and Canada during the financial year. The Group therefore no longer participates in defined benefit plans in Canada, and has a significantly reduced commitment to the defined benefit plan in Australia, following the transfer from the fund of the logistics employees.

Mayne Group Limited Superannuation Fund
$'000
At 30 June 2003
Dates at which the following amounts were determined:

Market Value of Plan Assets	30 June 2002
Accrued Benefits	30 June 2002
Vested Benefits	30 June 2002

Net Market Value of Plan Assets	61,937
Accrued Benefits	64,381
Excess/(deficiency) of Plan
Assets Over Accrued Benefits	(2,444)
Vested Benefits	63,450
Employer Contributions
Recognised in the Financial Statements	15,264

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

34. Superannuation Commitments (continued)

	Mayne Group Limited Superannuation Fund	Loomis Canadian Pension Plans A and B	Total
	$’000	$’000	$’000
At 30 June 2002
Dates at which the following amounts were determined:

Market Value of Plan Assets	30 June 2002	30 June 2002
Accrued Benefits	30 June 2002	30 June 2002
Vested Benefits	30 June 2002	30 June 2002

Net Market Value of Plan Assets	61,937	8,346	70,283
Accrued Benefits	64,381	8,616	72,997
Excess/(deficiency) of Plan
Assets Over Accrued Benefits	(2,444)	(270)	(2,714)
Vested Benefits	63,450	5,630	69,080
Employer Contributions
Recognised in the Financial Statements	8,023	45	8,068

The 30 June 2002 comparative figures for the Mayne Group Limited Superannuation Fund have been updated to reflect the figures audited by the auditor of the Fund.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

				Consolidated		Parent Entity
				2003	2002	2003	2002
				$’000	$’000	$’000	$’000

35.	Remuneration of Directors and Executives

	(a	)	Total income paid or payable, or otherwise made available, to all directors of the parent entity and controlled entities from the parent entity or any related party	4,712	8,997	3,880	6,466

	(b	)	The number of directors of the parent entity whose income from the parent entity or any related party falls within the following bands:

			$

			60,000 - 69,999		—		3
			80,000 - 89,999		3		3
			120,000 - 129,999		1		—
			140,000 - 149,999		1		—
			150,000 - 159,999		1		—
			200,000 - 209,999		1		—
			240,000 - 249,999		—		1
			420,000 - 429,999		—		1
			490,000 - 499,999		1		—
			870,000 - 879,999		1
			1,510,000 - 1,519,999		—		1
			1,620,000 - 1,629,999		1		—
			3,840,000 - 3,849,999		—		1

	(c	)	Details of fees paid or payable to currently serving Non-Executive Directors during the period are set out in the Directors’ Report.

	(d	)

The consolidated entity provides for retirement benefits for Non-Executive Directors pursuant to special resolutions passed by shareholders at the Annual General Meetings of the parent entity on 8 November 1988 and 8 November 1994. The provision balance is $0.500 million (2002 $1.141 million).

The amount charged in the statement of financial performance was $0.110 million (2002 $0.230 million) and the amount paid out was $0.751 million (2002 $ 0.390 million).

	(e	)

Any amounts paid to superannuation funds on account of Executive Directors are included on a notional basis in the total remuneration of Directors in note (b) above. During the period the Executive Directors were principally part of a defined benefit superannuation scheme and the amounts paid by the consolidated entity to the scheme are not necessarily attributable to the Executive Directors.

The Directors, having regard to the number of persons to whom these particulars would relate and the nature of these particulars, believe the provision of full particulars would be unreasonable for the consolidated entity to disclose.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

			Consolidated		Parent Entity
			2003	2002	2003	2002
			$’000	$’000	$’000	$’000
35.	Remuneration of Directors and Executives (continued)

	(f )	Total income in respect of the financial year received, or due and receivable, from the parent entity, entities in the consolidated entity or related parties by executive officers of the parent entity and of controlled entities whose income is $100,000 or more (1), (2)	13,379	16,264	13,379	16,264

The number of Australian based executive officers of the parent entity and of controlled entities whose income from the
	parent entity, entities in the consolidated entity or related parties was at least $100,000 falls within the following bands:

	$		Number	Number	Number	Number
	100,001 - 110,000		—	1	—	1
	150,001 - 160,000		3	1	3	1
	190,001 - 200,000		—	1	—	1
	200,001 - 210,000		2	2	2	2
	210,001 - 220,000		1	1	1	1
	230,001 - 240,000		1	—	1	—
	240,001 - 250,000		1	1	1	1
	250,001 - 260,000		3	—	3	—
	260,001 - 270,000		—	1	—	1
	270,001 - 280,000		2	—	2	—
	280,001 - 290,000		1	3	1	3
	300,001 - 310,000		—	1	—	1
	310,001 - 320,000		—	1	—	1
	340,001 - 350,000		3	—	3	—
	360,001 - 370,000		—	2	—	2
	370,001 - 380,000		1	1	1	1
	400,001 - 410,000		1	1	1	1
	430,001 - 440,000		1	1	1	1
	440,001 - 450,000		—	2	—	2
	450,001 - 460,000		1	1	1	1
	460,001 - 470,000		—	2	—	2
	480,001 - 490,000		—	1	—	1
	490,001 - 500,000		1	—	1	—
	510,001 - 520,000		—	1	—	1
	520,001 - 530,000		2	—	2	—
	530,001 - 540,000		1	1	1	1
	580,001 - 590,000		—	1	—	1
	590,001 - 600,000		1	—	1	—
	630,001 - 640,000		1	—	1	—
	700,001 - 710,000		—	1	—	1
	730,001 - 740,000		1	—	1	—
	790,001 - 800,000		—	1	—	1
	870,001 - 880,000		1	—	1	—
	940,001 - 950,000		1	—	1	—
	1,510,001 - 1,520,000		—	1	—	1
	1,620,001 - 1,630,000		1	—	1	—
	3,840,001 - 3,850,000		—	1	—	1

			31	31	31	31

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

35.	Remuneration of Directors and Executives (continued)

Notes:

	1.	Disclosure encompasses the total compensation cost including salary, superannuation, motor vehicle benefits inclusive of fringe benefits taxes and benefits received under service agreements and the value of options (refer 2 below), for executives including the Executive Director , responsible for the strategic direction and management of the Group during the year.

2.

In accordance with guidelines published by ASIC, remuneration includes a proportion of the notional value of options granted to executives in prior years. The notional value of the options is to be progressively recognised as remuneration over the relevant option’s vesting period. The remuneration value of options held is the value of each series of options issued, using the Black Scholes methodology, divided by the number of financial years until each series of options vests.

The value included as total remuneration is not related to nor indicative of any benefit that the executive may ultimately realise should the options be exercisable.

The prior year remuneration figures have not been adjusted for this change.

	3.	The remuneration of executives who work wholly or mainly outside Australia is not included in the disclosure.

Notes to the financial statements for the financial year ended 30 June 2003 (continued)

36.	Discontinuing Operations

During the year the consolidated entity divested its logistics businesses, its personal wash business, its sunscreens business in the United States and its medical consulting business.

During the year the consolidated entity announced its intention to close its remaining sunscreen businesses within its Consumer Brands segment.

The above transactions are shown as discontinuing within the Logistics, Consumer Brands and Medical Centres segments in Note 25.

Financial Information for the discontinuing businesses is as follows:

		June 2003	June 2002
		$’000	$’000
	Financial performance information:
	Revenue from ordinary activities	1,173,517	1,302,510
	Expenses from ordinary activities	(1,184,394)	(1,225,698)
	Net interest expense	(3,137)	(3,303)
	Profit on sale of logistics businesses	18,807	—
	Loss on sale or closure of personal wash and sunscreens businesses	(14,208)	—
	Loss on sale of medical consulting businesses	(1,002)	—
	Restructuring expense	—	(7,562)

	Profit from ordinary activities before tax	(10,417)	65,947
	Tax expense	(3,768)	(25,596)

	Net profit after tax	(14,185)	40,351
	Outside equity interest	386	278

	Net profit after tax and outside equity interest	(14,571)	40,073

	Financial position information:
	Segment assets	84,254	589,273
	Segment liabilities	61,484	139,005

	Net assets	22,770	450,268

	Cash flow information:
	Net cash provided by operating activities	(19,060)	46,720
	Net cash (Used in ) investing activities	32,321	(65,172)
	Net cash provided by financing activities	—	—

	Net increase ( decrease) in cash held	13,261	(18,452)

Mayne Group Limited

Directors’ Declaration

1.	In the opinion of the directors of Mayne Group Limited (“the Company”) :

(a)	the financial statements and notes, set out on pages 1 to 71, are in accordance with the Corporations Act 2001, including:

(i)	giving a true and fair view of the financial position of the Company and the consolidated entity as at 30 June 2003 and of their performance, as represented by the results of their operations and their cash flows for the year ended on that date; and

(ii)	complying with Accounting Standards in Australia and the Corporations Regulations 2001; and

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

2.	There are reasonable grounds to believe that the Closed Groups identified in Note 30 will be able to meet any obligations or liabilities to which they are, or may become, subject to by virtue of the Deeds of Cross Guarantee disclosed in Note 30.

Signed in accordance with a resolution of the directors:

P. J. Willcox

Director

S. B. James

Director

9 September 2003

Independent audit report to members of Mayne Group Limited

Scope

The financial report and directors’ responsibility

The financial report comprises the statement of financial position, statement of financial performance, statement of cash flows, accompanying notes to the financial statements, and the directors’ declaration for both Mayne Group Limited (the “Company”) and the Consolidated Entity, for the year ended 30 June 2003. The Consolidated Entity comprises both the company and the entities it controlled during that year.

The directors of the Company are responsible for the preparation and true and fair presentation of the financial report in accordance with the Corporations Act 2001. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

Audit approach

We conducted an independent audit in order to express an opinion to the members of the Company. Our audit was conducted in accordance with Australian Auditing Standards in order to provide reasonable assurance as to whether the financial report is free of material misstatement. The nature of an audit is influenced by factors such as the use of professional judgement, selective testing, the inherent limitations of internal control, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.

We performed procedures to assess whether in all material respects the financial report presents fairly, in accordance with the Corporations Act 2001, Australian Accounting Standards and other mandatory financial reporting requirements in Australia, a view which is consistent with our understanding of the Company’s and the Consolidated Entity’s financial position, and of their performance as represented by the results of their operations and cash flows.

We formed our audit opinion on the basis of these procedures, which included:

-	examining, on a test basis, information to provide evidence supporting the amounts and disclosures in the financial report, and

-	assessing the appropriateness of the accounting policies and disclosures used and the reasonableness of significant accounting estimates made by the directors.

While we considered the effectiveness of management’s internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls.

Independence

In conducting our audit, we followed applicable independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001.

Audit opinion

In our opinion, the financial report of Mayne Group Limited is in accordance with:

a)	the Corporations Act 2001, including:

i.	giving a true and fair view of the Company’s and Consolidated Entity’s financial position as at 30 June 2003 and of their performance for the financial year ended on that date; and

ii.	complying with Accounting Standards in Australia and the Corporations Regulations 2001; and

b)	other mandatory professional reporting requirements in Australia.

KPMG

Paul J McDonald

Partner

Melbourne

9 September, 2003

COMPARATIVE SUMMARY

Consolidated Financial Information

Financial Years	2003		2002		2001		2000		1999
	$’000		$’000		$’000		$’000		$’000
Assets Employed
Property, plant and equipment	1,074,061		1,450,658		1,178,263		1,057,611		1,088,402
Investments	25,911		34,275		26,866		24,023		22,909
Other non-current assets	2,004,396		2,057,933		754,243		692,476		643,999
Current assets	1,554,187		1,848,369		1,254,423		604,061		656,818

Total Assets	4,658,555		5,391,235		3,213,795		2,378,171		2,412,128

Financed by
Contributed equity	3,292,514		3,403,284		1,266,252		845,275		823,096
Reserves	(30,377)		(2,766)		(27,448)		(19,322)		(10,850)
Retained profits	(278,665)		214,146		153,953		49,767		281,075

Shareholders’ interests	2,983,472		3,614,664		1,392,757		875,720		1,093,321
Outside equity interests	4,320		3,160		16,918		17,100		44,102
Non-current liabilities	630,858		758,711		791,095		858,101		748,605
Current liabilities	1,039,905		1,014,700		1,013,025		627,250		526,100

Total Funds Employed	4,658,555		5,391,235		3,213,795		2,378,171		2,412,128

Sales revenue	5,194,510		4,991,957		3,158,663		3,100,402		2,797,695

Operating profit after tax before significant items*	56,826		150,299		106,405		75,422		110,531

Net profit	(456,163)		173,611		161,562		(174,079)		482,492

Dividends	31,784		113,418		57,350		57,424		103,234

Operating profit after tax before significant items/sales revenue	1%		3%		3%		2%		4%

Net profit / shareholders’ interests*	(15)%		5%		12%		(20)%		44%

Net tangible asset backing per share	$1.37		$2.15		$1.81		$0.82		$1.60

Basic earnings per share	(57.0	)c	24.6	c	40.7	c	(50.7	)c	139.3	c

Basic earnings per share before significant items*	7.1	c	21.3	c	26.8	c	22.0	c	31.7	c

Dividends per share	4.0	c	14.0	c	13.0	c	17.0	c	30.0	c

*	Adjusted for outside equity interests

This Schedule does not form part of the financial report for the year ended 30 June 2003.

MAJOR SHAREHOLDERS

The information in this section is correct as at 31 August 2003.

The Company is not directly or indirectly owned or controlled by another corporation or by any foreign government.

The following companies have notified the Company that they have a relevant interest in more than 5% of any class of the Company’s voting securities. The current issued capital of Mayne Group Limited as at 31 August 2003 is 770,418,954

Shareholder	Latest Reported Shareholding	% of Issued Capital
Maple-Brown Abbott	92,684,494	12.03%

Franklin Resources Inc and its affiliates	86,097,776	11.17%

National Australia Bank Limited	44,412,525	5.76%

Distribution of shares

Holdings	Number of holders of fully paid ordinary shares	Number of shares
1-1,000*	35,988	18,844,497
1,001-5,000	45,523	105,669,128
5,001- 10,000	7,095	51,011,837
10,001-100,000	3,748	78,692,722
100,001 and over	174	516,200,770

Total	92,528	770,418,954

* Includes less than a marketable parcel	6,804	596,319

Twenty Largest Shareholders*

	Number of Shares	Percent of Shares on issue
J P Morgan Nominees Australia Limited	116,159,154	15.08%
Westpac Custodian Nominees Limited	96,928,584	12.58%
National Nominees Limited	90,733,000	11.78%
RBC Global Services Australia	27,764,388	3.60%
ANZ Nominees Limited	26,050,992	3.38%
Queensland Investment Corporation	21,012,243	2.73%
Citicorp Nominees Pty Limited	13,899,563	1.80%
Cogent Nominees Pty Limited	12,420,922	1.61%
AMP Life Limited	11,678,492	1.52%
Commonwealth Custodial Services Limited	9,472,030	1.23%
PGA Group Pty Limited	7,500,000	0.97%
Government Superannuation Office	4,553,490	0.59%
IOOF Investment Management Limited	4,216,762	0.55%
Suncorp Custodian Services Pty Limited	3,282,363	0.43%
HSBC Custody Nominees (Australia) Limited	3,133,942	0.41%
Australian Foundation Investment Company Limited	2,899,027	0.38%
Mayne Employee Share Acquisition Plan Pty Ltd	2,805,937	0.36%
Transport Accident Commission	2,659,891	0.35%
Fortis Clearing Nominees Pty Ltd	2,449,745	0.32%
Victorian Workcover Authority	2,401,781	0.31%

*	This table identifies the registered shareholders who may not beneficially own the shares.

Voting Rights

On a show of hands, every person present in the capacity of a member or the representative of a member which is a body corporate, or the proxy or an attorney of a member, or in more than one of those capacities has one vote. On a poll, every member who is present in person or by proxy or attorney or, in the case of a member which is a body corporate, by representative has one vote in respect of every fully paid share held by such member. No shareholder has any different voting rights than are enjoyed by all shareholders.